UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Under §240.14a-12

INTERDIGITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InterDigital, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 14, 2017

TO THE SHAREHOLDERS OF INTERDIGITAL, INC.:

We are pleased to invite you to attend our 2017 annual meeting of shareholders, which will be held on Wednesday, June 14, 2017, at 11:00 AM Eastern Time. This year’s annual meeting will be held as a virtual meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting IDCC.onlineshareholdermeeting.com. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the annual meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of the nine director nominees named in the proxy statement, each for a term of one year;

2.	Adoption and approval of our 2017 Equity Incentive Plan;

3.	Advisory resolution to approve executive compensation;

4.	Advisory vote on frequency of future advisory votes on executive compensation;

5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

6.	Such other business as may properly come before the annual meeting.

We are pleased to be using the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps to conserve natural resources. We also believe that hosting a virtual meeting will enable participation by more of our shareholders in our annual meeting while lowering the cost of conducting the meeting. On or about April 28, 2017, we began mailing our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2017 proxy statement and 2016 annual report and how to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, 2017 proxy statement, 2016 annual report and proxy card.

All holders of record of shares of our common stock (NASDAQ: IDCC) at the close of business on April 12, 2017, are entitled to vote at the annual meeting and at any postponements or adjournments of the annual meeting. Your vote is important. Regardless of whether you plan to attend the annual meeting, please cast your vote as instructed in the Notice as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to vote your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the annual meeting. Voting by Internet, telephone or mail will not affect your right to vote at the annual meeting if you decide to attend the virtual meeting through IDCC.onlineshareholdermeeting.com. If you are a shareholder who holds stock in a brokerage account (a “street name” holder), you will receive instructions from the holder of record, which you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

The annual meeting will be held as a virtual meeting and begin promptly at 11:00 AM Eastern Time. In order to attend and participate in the annual meeting, you will need to visit IDCC.onlineshareholdermeeting.com and follow the instructions that are included in the Notice, on your proxy card or in the voting instructions accompanying your proxy materials. You will also need the 16-digit control number provided therein, and, if you have elected to receive electronic delivery of your proxy materials, the four-digit PIN number established at the time of your enrollment. Online check-in will begin at 10:30 AM Eastern Time. Please allow sufficient time to complete the online check-in process.

By Order of the Board of Directors,

JANNIE K. LAU Executive Vice President, General Counsel and Secretary

April 28, 2017

Wilmington, Delaware

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INTERDIGITAL, INC.

200 Bellevue Parkway, Suite 300

Wilmington, Delaware 19809-3727

PROXY STATEMENT

This proxy statement contains information relating to our annual meeting of shareholders to be held on Wednesday, June 14, 2017, at 11:00 AM Eastern Time, and at any postponements or adjournments of the annual meeting. This year’s annual meeting of shareholders will be held as a virtual meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting IDCC.onlineshareholdermeeting.com. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting. Your proxy for the annual meeting is being solicited by our Board of Directors (the “Board”).

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of the proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about April 28, 2017, we began mailing to each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to Be Held on June 14, 2017: The Notice of Meeting and Proxy Statement and 2016 Annual Report are available at http://ir.interdigital.com/FinancialDocs.

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting provided with this proxy statement, including: the election of directors, the adoption and approval of our 2017 Equity Incentive Plan, the advisory resolution to approve executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation, the ratification of the appointment of our independent registered public accounting firm, and such other business as may properly come before the annual meeting. In addition, management will report on the performance of the company’s business and respond to questions from shareholders.

Who may attend the annual meeting?

You are entitled to participate in the annual meeting only if you were a shareholder of record as of the close of business on April 12, 2017 or if you hold a valid proxy for the annual meeting. As noted above, this year’s annual meeting will be held as a virtual meeting that you may attend online via a live webcast by visiting IDCC.onlineshareholdermeeting.com.

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In order to attend and participate in the annual meeting, you will need to visit IDCC.onlineshareholdermeeting.com and follow the instructions that are included in the Notice, on your proxy card or in the instructions accompanying your proxy materials. You are required to complete an online check-in process once you have connected to IDCC.onlineshareholdermeeting.com. To complete this process, you will need the 16-digit control number provided on your Notice, your proxy card or the instructions accompanying your proxy materials. In addition, if you previously elected to receive electronic delivery of your proxy materials (i.e., you receive your proxy communications via e-mail), you will need the four-digit PIN number established at the time of your enrollment. Online check-in will begin at 10:30 AM Eastern Time, and the annual meeting will begin promptly at 11:00 AM Eastern Time. Please allow sufficient time to complete the online check-in process.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership and how to obtain any codes you may need, are posted at IDCC.onlineshareholdermeeting.com. In addition, questions regarding how to attend and participate will be answered by calling 855-449-0991 (international: 720-378-5962) beginning at 10:30 AM Eastern Time the day of the meeting.

Who is entitled to vote at the annual meeting?

Only shareholders of record at the close of business on April 12, 2017, the record date, are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting. There were 34,680,928 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter considered at the annual meeting.

What constitutes a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person, which includes participation by electronic means such as a live webcast, or by proxy in order to conduct business legally at the annual meeting. For the annual meeting, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will be considered a quorum. If you are a registered shareholder, voting by Internet or telephone or, if you requested a paper copy of the proxy materials, by mail, or attendance at the annual meeting in person, will cause you to be counted in the determination of a quorum. If you are a street name shareholder, your broker or other nominee will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not provide any specific voting instructions to your broker or other nominee, your shares will still count for purposes of attaining a quorum.

How do I vote?

If you are a registered shareholder, you may vote by Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 PM Eastern Time on June 13, 2017. The designated proxy will vote according to your instructions. If you attend the live webcast of the annual meeting you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the

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materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check your Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet or telephone in advance of the meeting and whether, if you attend the live webcast of the annual meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

If you own shares through a retirement or savings plan or other similar plan, you may submit your voting instructions by Internet, telephone or mail by following the instructions included with your voting instruction card. The deadline for submitting your voting instructions by Internet or telephone is 11:59 PM Eastern Time on June 11, 2017. The trustee or administrator of the plan will vote according to your instructions and the rules of the plan.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “What are the Board’s recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or vote by Internet or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I return my proxy or voting instruction card?

If you are a registered shareholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the live webcast of the annual meeting you may revoke your proxy or change your proxy vote by voting electronically at the meeting. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Will my vote be confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders except as might be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as might be necessary to allow proper parties to verify proxies presented by any person and the results of the voting.

What are the Board’s recommendations?

The Board recommends that you vote:

•	For election of each of the director nominees named in this proxy statement (see Proposal 1);

•	For adoption and approval of our 2017 Equity Incentive Plan (see Proposal 2);

•	For the advisory resolution to approve executive compensation (see Proposal 3);

•	One Year with respect to the frequency of future advisory votes on executive compensation (see Proposal 4); and

•	For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 (see Proposal 5).

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What vote is required to approve each proposal?

Election of directors. We have adopted majority voting in uncontested director elections. Accordingly, under our articles of incorporation and bylaws, director nominees must receive the affirmative vote of a majority of the votes cast in order to be elected. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of director elections. Under Pennsylvania law and our articles of incorporation and bylaws, an incumbent director who does not receive the votes required to be re-elected remains in office until his or her successor is elected and qualified, thereby continuing as a “holdover” director. Under the director resignation policy in our corporate governance principles, a director who is not re-elected must tender his or her resignation to the Nominating and Corporate Governance Committee of the Board, which will make a recommendation to the Board as to whether or not the resignation offer should be accepted. In deciding whether to accept the resignation offer, the Board will consider the recommendation of the Nominating and Corporate Governance Committee as well as any additional information and factors that the Board believes to be relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety (90) days following certification of the election results.

Adoption and approval of our 2017 Equity Incentive Plan. The affirmative vote of a majority of the votes cast is required for approval. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Advisory resolution to approve executive compensation. The affirmative vote of a majority of the votes cast is required for approval. Because the vote is advisory, it will not be binding on the Board or the company. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Advisory vote on frequency of future advisory votes on executive compensation. The frequency option receiving the majority (if any) of the votes cast at the annual meeting with be the frequency that shareholders approve. Because the vote is advisory, it will not be binding on the Board or the company. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Ratification of the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the votes cast is required for ratification. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal. Ratification of the appointment of our independent registered public accounting firm is not legally required; the Board asks shareholders to ratify the appointment as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm in future years.

What is a “broker non-vote”?

If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals if you do not provide voting instructions. “Broker non-votes” are shares that a broker or nominee does not vote because it has not received voting instructions and does not have discretionary authority to vote (or does not exercise that authority). For the annual meeting, if you do not provide specific voting instructions, your broker or nominee may not exercise voting discretion with respect to: Proposal 1, the election of directors, Proposal 2, the adoption and approval of our 2017 Equity Incentive Plan, Proposal 3, the approval of the advisory resolution on executive compensation, or Proposal 4, the advisory vote on the frequency of future advisory votes on executive compensation. If you do not provide specific voting instructions, your broker or nominee may exercise voting discretion with respect to Proposal 5, the ratification of the appointment of the company’s independent registered public accounting firm. Broker non-votes will be counted for the purposes of calculating whether a quorum is present at the annual meeting. However, broker non-votes will have no effect on the outcome of the vote on Proposal 1, Proposal 2, Proposal 3 or Proposal 4.

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GOVERNANCE OF THE COMPANY

Where can I find information about the governance of the company?

The company has adopted corporate governance principles that, along with the charters of each of the Board committees, provide the framework for the governance of the company. The Nominating and Corporate Governance Committee is responsible for annually reviewing the principles and recommending any proposed changes to the Board for approval. A copy of our corporate governance principles is posted on our website at http://ir.interdigital.com under the IR menu heading “Corporate Governance,” along with the charters of each of our Board committees and other information about our governance practices. We will provide to any person without charge a copy of any of these documents upon written request to our Secretary at our principal executive offices: InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727.

Code of Ethics

Does the company have a code of ethics?

We have adopted a Code of Ethics that applies to all directors, officers, employees and consultants, including our principal executive, financial and accounting officers or persons performing similar functions. The Code of Ethics is available on the company’s website at http://ir.interdigital.com under the IR menu heading “Corporate Governance – Governance Documents.” We intend to disclose future amendments to certain provisions of the Code of Ethics, or any waiver of such provisions granted to executive officers and directors, on the website within four business days following the date of such amendment or waiver. We will provide to any person without charge a copy of our Code of Ethics upon written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727.

Director Independence

Which directors are considered independent, and how does the Board determine their independence?

Each year, prior to the annual meeting of shareholders, the Board reviews and assesses the independence of its directors and makes a determination as to the independence of each director. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. As a result of this review, the Board affirmatively determined that each of Messrs. Jeffrey K. Belk, S. Douglas Hutcheson, John A. Kritzmacher, John D. Markley, Jr., Kai O. Öistämö and Philip P. Trahanas and Mses. Joan H. Gillman and Jean F. Rankin are “independent” under the rules of the SEC and the listing standards of the NASDAQ Stock Market.

Board Leadership

Who is the Chairman of the Board, and are the positions of Chairman of the Board and Chief Executive Officer separated?

Mr. Hutcheson, who is an independent director, has served as Chairman of the Board since June 2015. The Board has a general policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. This policy is affirmed in the Board’s published corporate governance principles, which state that the Chairman of the Board is an independent director. The Board believes that this leadership structure is appropriate for the company at this time because of the advantages to having an independent chairman for matters such as: communications and relations between the Board and the Chief Executive Officer and other senior management; reaching consensus on company strategies and policies; and facilitating robust Board, committee and Chief Executive Officer evaluation processes. The Board periodically reviews its leadership structure to determine whether it is appropriate given the specific characteristics and circumstances of the company.

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Board Oversight of Risk

What is the Board’s role in risk oversight?

The Board is responsible for overseeing the major risks facing the company and the company’s enterprise risk management (“ERM”) efforts. The Board has delegated to the Audit Committee primary responsibility for overseeing and monitoring these efforts. Under its charter, the Audit Committee is responsible for discussing with management and the company’s independent registered public accounting firm significant risks and exposures relating to the company’s quarterly and annual financial statements and assessing management’s steps to mitigate them, and for reviewing corporate insurance coverage and other risk management programs. At least quarterly, the Audit Committee receives presentations and reports directly from the company’s Executive Vice President, General Counsel and Secretary, who leads the company’s day-to-day ERM efforts. The Audit Committee briefs the Board on the company’s ERM activities as part of its regular reports to the Board on the activities of the committee, and the Executive Vice President, General Counsel and Secretary also periodically delivers presentations and reports to the full Board as appropriate.

Board Structure and Committee Membership

What is the size of the Board, and how often are directors elected?

The Board currently has ten directors. Concurrent with the retirement of Robert S. Roath at the end of his current term, the size of the Board will be reduced from ten to nine members as of the date of the 2017 annual meeting of shareholders. All directors are subject to election for one-year terms at each annual meeting of shareholders.

How often did the Board meet during 2016?

The Board met six times during 2016. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. Each director attended at least 75% of the aggregate of all Board meetings and meetings of committees on which the director served during 2016. We typically schedule one of the meetings of the Board on the day immediately preceding or following our annual meeting of shareholders, and it is the policy of the Board that directors are expected to attend our annual meeting of shareholders absent unusual circumstances. Eight directors attended the 2016 annual meeting of shareholders, constituting all of our current directors (with the exception of Mr. Markley and Ms. Gillman, who joined the Board in November 2016 and April 2017, respectively).

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What are the roles of the primary Board committees?

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors, as determined by the Board in accordance with the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. Each of the Board committees operates under a written charter that has been approved by the Board. The following table provides information about the current membership of the committees and the number of meetings of each committee held in 2016.

Name*	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Jeffrey K. Belk		X		Chair
S. Douglas Hutcheson		X	Chair
John A. Kritzmacher	Chair		X
John D. Markley, Jr.	X			X
Kai O. Öistämö	X			X
Jean F. Rankin		Chair	X
Robert S. Roath				X
Philip P. Trahanas	X	X

Number of Meetings in 2016	8	9	5	3

*	Ms. Gillman has not yet been appointed to serve on any of the Board committees.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the company’s corporate accounting, its financial reporting practices, audits of its financial statements and compliance with applicable requirements regarding the maintenance of accurate books and records. Among other things, the committee:

•	Reviews the company’s annual and quarterly financial statements and discusses them with management and the company’s independent registered public accounting firm;

•	Appoints, compensates, retains, evaluates, oversees the work of (including resolution of disagreements between management and the Independent Accountant regarding financial reporting) and, if deemed appropriate, replaces the company’s independent registered public accounting firm;

•	Receives from the independent registered public accounting firm reports required by applicable SEC rules and professional standards, including reviewing and discussing with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board and amended from time to time;

•	Reviews the adequacy and effectiveness of the company’s system of internal control over financial reporting and disclosure controls and procedures;

•	Reviews and approves, at least annually, the management, scope, plans, budget, staffing and relevant processes and programs of the company’s internal audit function;

•	Establishes and oversees procedures for receiving and handling reports of potential misconduct, including violations of law or the company’s Code of Ethics and complaints received by the company regarding accounting, internal accounting controls, auditing or federal securities law matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or federal securities law matters;

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•	Oversees the company’s other compliance policies and programs, including the implementation and effectiveness of the company’s Code of Ethics;

•	Oversees and monitors the company’s ERM efforts; and

•	Reviews and provides guidance to the Board with respect to:

•	Shareholder distributions;

•	The integrity of the company’s financial models, as appropriate;

•	Tax planning;

•	Foreign currency management policies;

•	Corporate insurance coverage; and

•	Cash management investment policies.

All of the Audit Committee members are financially literate. The Board has determined that three of the current members of the Audit Committee, Messrs. Kritzmacher, Markley and Trahanas, qualify as “audit committee financial experts” within the meaning of applicable SEC regulations. Mr. Kritzmacher acquired his expertise primarily through his prior and current experience as a chief financial officer of a publicly traded company. Mr. Markley acquired his expertise primarily through his close to 20 years of investment experience, including more than 15 years at a venture capital firm, and Mr. Trahanas acquired his expertise primarily through his more than a decade of experience as an investment leader at a private equity firm. In addition, both Messrs. Markley and Trahanas have extensive experience analyzing and evaluating financial statements of a wide variety of companies with significant focus in technology and related industry investments.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of the Chief Executive Officer and other executive officers; develops, reviews and approves the principles guiding the company’s compensation policies; oversees the company’s compensation-related policies and programs and the level of awards to employees; and assists the Board and the Chairman of the Board in succession planning. Among other things, the committee:

•	Reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance in light of such goals and objectives and, based on its evaluations and appropriate recommendations, reviews and approves the compensation of our Chief Executive Officer and other executive officers, including approving the grant of equity awards, each on an annual basis;

•	Assists the Board in developing and evaluating potential candidates for executive positions and oversees and annually reviews the development of executive succession plans;

•	Reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules, recommends to the Board whether the Compensation Discussion and Analysis should be included in the company’s annual report and proxy statement and oversees the preparation of the Compensation Committee report required by SEC rules for inclusion in the company’s annual report and proxy statement;

•	Assesses the results of the company’s most recent advisory vote on executive compensation, and considers and recommends to the Board the frequency of the company’s advisory vote on executive compensation;

•	Reviews periodically compensation for non-employee directors of the company and recommends changes to the Board as appropriate;

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•	Reviews and approves compensation packages for new executive officers and severance packages for executive officers whose employment terminates with the company;

•	Reviews and makes recommendations to the Board with respect to the adoption or amendment of incentive and other equity-based compensation plans;

•	Administers the company’s equity incentive plans;

•	Reviews periodically, revises as appropriate and monitors compliance by directors and executive officers with the company’s stock ownership guidelines;

•	Reviews and considers compensation policies and/or practices as they relate to risk management practices and/or incentives that enhance risk-taking, as the committee determines to be appropriate; and

•	Is directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the committee, and assesses the independence of any consultants and other advisors (whether retained by the committee or management) that provide advice to the committee in accordance with the listing standards of the NASDAQ Stock Market and applicable law.

The Compensation Committee may delegate authority to the committee chair or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct. The Compensation Committee also may delegate to one or more officers of the company the authority to make grants of stock options or other supplemental awards at specified levels, under specified circumstances, to eligible employees who are not executive officers of the company, subject to reporting to and such ratification by the committee as the committee may direct.

Compensation Committee Interlocks and Insider Participation

Messrs. Belk, Hutcheson and Trahanas and Ms. Rankin served on the Compensation Committee during all or part of 2016. No director serving on the Compensation Committee during any part of 2016 was, at any time either during or before such fiscal year, an officer or employee of the company or any of its subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the company’s Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board and committee members, considers matters of corporate governance and assists the Board in evaluating the Board’s effectiveness. Among other things, the committee:

•	Develops and recommends to the Board criteria for Board membership (including issues of character, integrity, judgement, diversity, independence, skills, education, business acumen, business experience, understanding of the company’s business and the like);

•	Identifies, reviews the qualifications of and recruits candidates for election to the Board and to fill vacancies or new positions on the Board;

•	Assesses the contributions of incumbent directors in determining whether to recommend them for re-election to the Board;

•	Reviews candidates recommended by the company’s shareholders for election to the Board;

•	Assesses the independence of directors, director nominees and director candidates under applicable standards, including any heightened independence requirements applicable to Audit and Compensation Committee members, and recommends independence determinations to the Board;

•	Reviews annually our corporate governance principles and recommends changes to the Board as appropriate;

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•	Recommends to the Board, after consultation with the Audit Committee, changes to our Code of Ethics;

•	Assists the Board in ensuring proper attention and effective response to shareholder concerns regarding corporate governance;

•	Reviews and makes recommendations to the Board with respect to the Board’s and each committee’s size, structure, composition and functions;

•	Oversees the process for evaluating the Board and its committees; and

•	Periodically reviews the Board’s leadership structure and recommends changes to the Board as appropriate.

The committee will consider director candidates recommended by our shareholders. Shareholders recommending candidates for consideration by the Nominating and Corporate Governance Committee should send their recommendations to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. The recommendation must include the candidate’s name, biographical data and qualifications and a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The committee may ask candidates for additional information as part of the process of assessing a shareholder-recommended director candidate. The committee evaluates director candidates recommended by shareholders based on the same criteria used to evaluate candidates from other sources.

While the Board has not established a formal policy for considering diversity when evaluating director candidates, among the criteria the Board may consider are experience and diversity. As described in our corporate governance principles, with respect to diversity, the Nominating and Corporate Governance Committee may consider such factors as gender, race, ethnicity, differences of perspective, professional background, experience at policy-making levels in business, finance and technology and other areas, education, skill and other individual qualities and attributes that are relevant to the company’s global activities and contribute to Board heterogeneity. The selection criteria for director candidates also include the following:

•	Each director should be an individual of the highest personal and professional ethics, integrity and values.

•	Each director should be committed to representing the long-term interests of the company’s shareholders and demonstrate a commitment to long-term service on the Board.

•	Each director should have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This evaluation of the Board’s composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. See “Proposals to be Voted On – Election of Directors (Proposal 1)” for a summary of the qualifications, experience and other relevant attributes of the directors nominated for election at this year’s annual meeting.

In recruiting the directors who joined the Board in 2016 and 2017, the Nominating and Corporate Governance Committee retained The Lapham Group, Inc. to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. The recruiting process typically involves either the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge his or her interest and availability. A candidate will then meet with several members of the Board, including Mr. Merritt. At the same time, the Nominating and Corporate Governance Committee or other Board members, as appropriate, and the search firm will contact references for the prospect. A background check is completed before the Board approves any final recommendation from the committee to appoint a candidate to the Board.

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Investment Committee

The primary role of the Investment Committee is to monitor, and provide guidance to the company’s management team and recommend actions to the Board with respect to, certain investment and divestment activities of the company and funding for certain affiliated entities of the company. Among its specific duties and responsibilities, the committee:

•	Approves minority investments in other companies by the company;

•	Approves divestments of minority equity interests in other companies by the company; and

•	Approves the establishment of non-core operating businesses as entities partially owned by the company, including approval of contributions to such entities and the ownership structure of such entities.

The committee may delegate authority to the committee chair or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct.

Communications with the Board

How can shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with any individual director, including the Chairman, the Board as a whole or the non-employee directors as a group may do so by writing to Investor Relations, InterDigital, Inc., 9710 Scranton Road, Suite 250, San Diego, California 92121, or by sending an email to Directors@InterDigital.com. Our Investor Relations department reviews all such correspondence and, in consultation with appropriate directors and/or the company’s Legal department as necessary, generally screens communications from shareholders to identify communications that (i) are solicitations for products and services, (ii) relate to matters of a personal nature not relevant for the company’s shareholders to act on or for the Board to consider or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board or the company. The Investor Relations department regularly forwards to the Board or specified director(s) a summary of all such correspondence and copies of all correspondence that deals with the functions of the Board or its committees or that otherwise requires their attention. Directors may, at any time, review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence.

Communications about Accounting Matters

How can individuals report concerns relating to accounting, internal control, auditing or federal securities law matters?

Concerns relating to accounting, internal control, auditing or federal securities law matters may be submitted by writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. All correspondence will be brought to the attention of the chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to these matters.

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DIRECTOR COMPENSATION

How are directors compensated?

For Board participation during 2016, our non-employee directors were compensated as follows:

Role	Annual Cash Retainer ($)
Board member	40,000
Chairman of the Board*	50,000
Chair of Audit Committee	30,000
Other Audit Committee members	12,000
Chair of Compensation Committee	20,000
Other Compensation Committee members	10,000
Chair of Nominating & Corporate Governance Committee	15,000
Other Nominating & Corporate Governance Committee members	7,500
Chair of Investment Committee	15,000
Other Investment Committee members	7,500

*	The annual cash retainer paid to the Chairman of the Board is in addition to the annual cash retainer paid to all Board members.

All cash retainers are generally paid quarterly in arrears and based upon service for a full year, and prorated payments are made for service of less than a full year.

The compensation program is designed to compensate each non-employee director for participating in up to eight Board meetings per year and up to eight meetings per year for each committee on which the non-employee director serves. Additional compensation is paid to each non-employee director for participating in meetings during the Board term (which runs from annual meeting date to annual meeting date) in excess of these thresholds, as follows: $4,000 for each additional Board meeting and $1,000 for each additional committee meeting.

In addition, non-employee directors are paid a per diem fee of $1,000 for attendance at or participation in events, conferences or meetings, in their capacity as a director, at the request of InterDigital, Inc. senior management, provided that such attendance or participation requires a significant time commitment and would be considered outside of the director’s typical Board and/or committee duties. Any per diem fee payments are subject to the approval of the Compensation Committee.

For his or her service during the 2016-2017 Board term, each non-employee director received a restricted stock unit (“RSU”) award in an amount equal in value to $150,000 that vests in full one year from the grant date. Upon his or her initial appointment to the Board, new directors receive a pro-rated RSU award for his or her partial service during the then current Board term, as well as an initial appointment award of RSUs in an amount equal in value to $150,000 that vests in full one year from the grant date. For RSU awards granted to directors in 2016, the number of RSUs granted was calculated using the 30-day historical average of the company’s closing stock price. RSU awards may be deferred. Except in certain limited circumstances, an election to defer must be made in the calendar year preceding the year during which services are rendered and the compensation is earned. Unvested time-based RSUs and deferred RSUs accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest or at the end of the deferral period, as applicable.

To align the interests of non-employee directors and executives with those of our shareholders, the company has adopted stock ownership guidelines. The stock ownership guidelines applicable to the non-employee directors are set at a target of the lesser of (a) company stock valued at an amount equal to five times their annual

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cash retainer of $40,000 or (b) 4,000 shares/units of the company’s stock. Qualifying stock includes: shares of common stock, restricted stock and, on a pre-tax basis, unvested time-based RSUs. For purposes of calculating the value of company stock holdings, each share or other qualifying stock unit is priced at a price per share/unit equal to the average closing stock price of the company’s common stock for the 200 trading days leading up to and including the calculation date. The 200-day average closing stock price is calculated annually on the date of the company’s annual meeting of shareholders. Any director who has not reached or fails to maintain the target ownership level must retain at least 50% of any after-tax shares derived from vested RSUs or exercised options until the target ownership level is met. A director may not make any disposition of shares that results in his or her holdings falling below the target ownership level without the express approval of the Compensation Committee. As of April 1, 2017, all of the non-employee directors except Mr. Markley and Ms. Gillman (who joined the Board in November 2016 and April 2017, respectively) had reached their target ownership levels.

The company’s directors are also eligible to participate in the company’s nonqualified deferred compensation plan by deferring receipt of their annual Board fees. None of the directors elected to defer any of their 2016 Board fees. For more information about the deferred compensation plan, see “Executive Compensation – Nonqualified Deferred Compensation.”

2016 Director Compensation Table

The following table sets forth the compensation paid to each person who served as a director of the company in 2016 for their service in 2016. Directors who also serve as employees of the company do not receive any additional compensation for their services as a director. For Mr. Merritt’s 2016 compensation, see “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jeffrey K. Belk	69,375	157,827	227,202
S. Douglas Hutcheson	113,125	157,827	270,952
John A. Kritzmacher	79,375	157,827	237,202
John D. Markley, Jr.	7,690	214,849	222,539
Kai O. Öistämö	60,750	157,827	218,577
Jean F. Rankin	68,625	157,827	226,452
Robert S. Roath	48,750	157,827	206,577
Philip P. Trahanas	52,092	355,137	407,229

(1)	Amounts reported represent the aggregate annual Board, Chairman of the Board, committee chair and committee membership retainers earned by each non-employee director in 2016, plus any fees earned for attendance at additional meetings during the Board term, as described above. No such additional fees were earned for the 2015-2016 Board term.

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(2)	Amounts shown reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for RSU awards granted pursuant to our compensation program for non-management directors in 2016. The assumptions used in valuing these RSU awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. The following table sets forth the grant date fair value of each RSU award granted to our non-employee directors in 2016.

Name	Grant Date	Number of Restricted Stock Units (#)	Grant Date Fair Value of Stock Awards ($)
Jeffrey K. Belk	6/8/2016	2,653	157,827
S. Douglas Hutcheson	6/8/2016	2,653	157,827
John A. Kritzmacher	6/8/2016	2,653	157,827
John D. Markley, Jr.	11/3/2016	1,945	134,497
	11/3/2016	1,162	80,352
Kai O. Öistämö	6/8/2016	2,653	157,827
Jean F. Rankin	6/8/2016	2,653	157,827
Robert S. Roath	6/8/2016	2,653	157,827
Philip P. Trahanas	2/1/2016	3,256	145,250
	2/1/2016	1,167	52,060
	6/8/2016	2,653	157,827

As of December 31, 2016, each person who served as a non-employee director of the company in 2016 had the following aggregate amounts of unvested RSU awards (including accrued dividend equivalents) outstanding. None of our directors had any options outstanding as of December 31, 2016. This table does not include RSUs that, as of December 31, 2016, had vested according to their vesting schedule, but had been deferred.

Name	Outstanding Restricted Stock Units (#)
Jeffrey K. Belk	2,671
S. Douglas Hutcheson	2,671
John A. Kritzmacher	2,671
John D. Markley, Jr.	3,107
Kai O. Öistämö	2,671
Jean F. Rankin	2,671
Robert S. Roath	2,671
Philip P. Trahanas	5,962

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PROPOSALS TO BE VOTED ON

Election of Directors

(Proposal 1)

Description

Which directors are nominated for election?

Messrs. Jeffrey K. Belk, S. Douglas Hutcheson, John A. Kritzmacher, John D. Markley, Jr., William J. Merritt, Kai O. Öistämö and Philip P. Trahanas and Mses. Joan H. Gillman and Jean F. Rankin are recommended by the Nominating and Corporate Governance Committee and nominated by the Board for election at the 2017 annual meeting, each to serve a one-year term until our annual meeting in 2018 and until his or her successor is elected and qualified. Ms. Gillman and Mr. Markley are standing for election to the Board for the first time. Both were identified as director candidates by an executive search firm retained by the company in 2016 to identify potential director candidates.

Mr. Robert S. Roath is retiring upon the expiration of his current term and is not standing for re-election at the 2017 annual meeting. As a result, as of the date of the 2017 annual meeting, the size of the Board will be reduced from ten to nine members.

Set forth below is biographical information about the nine nominees, each of whose current terms of office expire at the 2017 annual meeting, and other information about the skills and qualifications of our directors that contribute to the effectiveness of the Board.

What are their backgrounds?

Jeffrey K. Belk, 54, has been a director of the company since March 2010. Since 2008, he has been the Managing Director of ICT Capital, LLC, DBA Forecast Ventures since 2017, focused on developing and investing in select global growth opportunities in the information and communications technologies space. In 2014, he founded Velocity Growth, a social customer relationship management and services company where he serves as Executive Chairman. Formerly, Mr. Belk spent almost 14 years at Qualcomm Incorporated (“Qualcomm”), a developer and provider of digital wireless communications products and services, where, from 2006 until his departure in early 2008, he was Qualcomm’s Senior Vice President of Strategy and Market Development, focused on examining changes in the wireless ecosystem and formulating approaches to help accelerate mobile broadband adoption and growth. From 2000 through 2006, Mr. Belk served as Qualcomm’s Senior Vice President, Global Marketing, leading a team responsible for all facets of Qualcomm’s corporate messaging, communications and marketing worldwide. He also served on the board of directors of Peregrine Semiconductor Corp. from 2008 until it was acquired by Murata Corporation in 2014. The Board has concluded that Mr. Belk should serve as a director of the company because his extensive industry-specific experience in strategy and marketing makes him a valuable resource and provides him with unique insights on the challenges and opportunities facing the company in the wireless markets.

Joan H. Gillman, 53, has been a director of the company since April 2017. From 2006 to 2016, Ms. Gillman served as Executive Vice President of Time Warner Cable, Inc. (“Time Warner Cable”), as well as Chief Operating Officer of Time Warner Cable Media and President of Time Warner Cable Media, LLC. Ms. Gillman joined Time Warner Cable as Vice President of Interactive TV and Advanced Advertising in 2005. Prior to Time Warner Cable, among other roles, she served as the President of Static2358, the interactive TV, games and production subsidiary of OpenTV, and as Director, Business Development, of British Interactive Broadcasting, the digital and interactive TV joint venture between BSkyB, BT, HSBC and Matsushita. Ms. Gillman began her career working in public affairs, serving in various roles for a U.S. Senator, including as Legislative Director and State Director. Since October 2016, Ms. Gillman has also been a member of the board of directors of Centrica plc, an international energy and services company based in the United Kingdom. In addition, since November

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2016, she has served on the board of directors of Airgain, Inc., a leading provider of embedded antenna technologies used to enable high performance wireless networking, and she is currently a member such board’s audit, compensation, and nominating and corporate governance committees. The Board has concluded that Ms. Gillman should serve as a director of the company because her more than 20 years of executive experience in the media and communications industries and her knowledge of content development and distribution as well as key areas like partnership, M&A and marketing make her a valuable resource and strengthen the company’s knowledge of the companies and industries shaping its existing and future markets.

S. Douglas Hutcheson, 61, has been a director of the company since July 2014. Mr. Hutcheson is CEO and a director of Laser, Inc., a corporation created in connection with the acquisition of Leap Wireless International, Inc. (“Leap Wireless”), a wireless communications carrier, by AT&T in March 2014. Since January 2015, Mr. Hutcheson has also served as a senior advisor of Technology, Media and Telecom (TMT) for Searchlight Capital, a global private investment firm. Prior to March 2014, Mr. Hutcheson served as CEO of Leap Wireless and its operating subsidiary, Cricket Communications, for nine years, where he was responsible for developing and implementing strategy, all operations, and the oversight of all relationships and partnerships. Before serving as CEO, Mr. Hutcheson held other executive positions at Leap Wireless, including President and Chief Financial Officer. Prior to joining Leap Wireless, he was Vice President of Marketing in the wireless infrastructure division at Qualcomm for three years, where he led multiple teams. Since 2012, Mr. Hutcheson has also served on the board of directors of Pitney Bowes Inc., and currently serves on the audit and finance committees of such board. He previously served on the board of directors of Leap Wireless from 2005 to 2014. The Board has concluded that Mr. Hutcheson should serve as a director of the company because, with his significant operational and financial expertise as an experienced former chief executive officer of a wireless communications company and his broad business background, which includes strategic planning and product and business development and marketing, he brings valuable insight that is needed to evolve and execute the company’s strategy.

John A. Kritzmacher, 56, has been a director of the company since June 2009. Since 2013, Mr. Kritzmacher has served as Executive Vice President and Chief Financial Officer of John Wiley & Sons, Inc., a global provider of knowledge and knowledge-based services in the areas of research, professional development and education. From October 2012 through February 2013, Mr. Kritzmacher served as Senior Vice President Business Operations and Organizational Planning at WebMD Health Corp., a leading provider of health information services, where Mr. Kritzmacher was responsible for leading a major restructuring initiative. Previously, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of Global Crossing Limited (“Global Crossing”), a global provider of IP-based telecommunications solutions, from October 2008 to October 2011, when Global Crossing was acquired by Level 3 Communications, Inc. Prior to that, Mr. Kritzmacher rose through a variety of positions with increasing responsibility, including Senior Vice President and Corporate Controller, during his 10 years at Lucent Technologies Inc. (“Lucent”), a provider of telecommunications systems and services, to become Chief Financial Officer in 2006. After playing a leading role in the planning and execution of Lucent’s merger with Alcatel in 2006, Mr. Kritzmacher became Chief Operating Officer of the Services Business Group at Alcatel-Lucent until joining Global Crossing in 2008. Mr. Kritzmacher also served on the board of directors of Duff & Phelps Corporation from 2011 until it was acquired by a private equity consortium in 2013. The Board has concluded that Mr. Kritzmacher should serve as a director of the company because he is a veteran of the telecommunications and high technology industries with extensive operational and leadership experience and financial expertise. As such, Mr. Kritzmacher contributes valuable advice and guidance, especially with respect to complex financial and accounting issues, and qualifies as an audit committee financial expert.

John D. Markley, Jr., 51, has been a director of the company since November 2016. Since 2014, Mr. Markley has served as Managing Partner and Co-Founder of New Amsterdam Growth Capital, a growth equity firm focused on the cloud computing, mobile and communications infrastructure sectors. In addition, since 2009, he has been a Managing Member of Bear Creek Capital Management, an investor in communications, media and technology companies. From 1996 to 2009, he was a partner with Columbia Capital, a venture capital firm, where he served in a number of capacities including partner, venture partner and portfolio company

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executive. Prior to Columbia Capital, Mr. Markley served as a policy advisor at the Federal Communications Commission from 1994 to 1996, where he and his team were instrumental in developing and launching the commercial spectrum auction process. Mr. Markley has served on the board of directors of BroadSoft, Inc., since 2002, and has served as its Chairman since 2013 and is currently serving as a member of its compensation committee. He has also been a director of Charter Communications, Inc., since 2009, currently serving as chair of its nominating and corporate governance committee and as a member of its audit committee. He previously served on the board of directors of Millennial Media, Inc., from 2006 to 2014. The Board has concluded that Mr. Markley should serve as a director of the company based on his private equity and operating experience and his extensive experience with communications, media and technology companies, which allow him to contribute guidance and advice relating to the development and execution of the company’s strategy and analysis of potential business opportunities. He also qualifies as an audit committee financial expert.

William J. Merritt, 58, has been a director of the company since May 2005. He has also served as President and Chief Executive Officer of the company since May 2005, and prior to that served as the company’s General Patent Counsel for four years. Since 2014, Mr. Merritt has been a member of the board of directors of privately owned Shared Spectrum Company, a leading innovator of dynamic spectrum access and wireless spectrum intelligence technology. The Board has concluded that Mr. Merritt should serve as a director of the company because, in his current and former roles, Mr. Merritt has played a vital role in managing the company’s intellectual property assets and overseeing the growth of its patent licensing business. He also possesses tremendous knowledge about the company from short- and long-term strategic perspectives and from a day-to-day operational perspective and serves as a conduit between the Board and management while overseeing management’s efforts to realize the Board’s strategic goals.

Kai O. Öistämö, 52, has been a director of the company since November 2014. Since September 2016, Mr. Öistämö has been an Executive Partner at Siris Capital, a private equity firm; he initially joined Siris Capital in October 2015 as an advisor. Mr. Öistämö led corporate strategy and business development at Nokia Corporation (“Nokia”), a leader in the fields of network infrastructure, location-based technologies and advanced technologies and a wireless handset manufacturer, as Executive Vice President, Chief Development Officer from 2010 until his departure in 2014, with responsibility for strategic partnerships and alliances. Previous roles during his 23-year tenure at Nokia included the position of Executive Vice President, Devices, from 2008 to 2010. Mr. Öistämö was also a member of the Nokia leadership team from 2005 to 2014. Mr. Öistämö serves on the board of directors of two Finnish public companies: Sanoma Corporation since 2011 and Digia Plc since March 2015. The Board has concluded that Mr. Öistämö should serve as a director of the company because his extensive global experience in the wireless communications industry and executive leadership and corporate strategy background serve as a great asset to the company and the Board and enable him to contribute guidance and advice relating to the development and execution of the company’s strategy and the assessment of the challenges and opportunities facing the company.

Jean F. Rankin, 58, has been a director of the company since June 2010. Ms. Rankin served as Executive Vice President, General Counsel and Secretary at LSI Corporation (“LSI”), a leading provider of innovative silicon, systems and software technologies for the global storage and networking markets, from 2007 to May 2014, when LSI was acquired by Avago Technologies Limited (“Avago”). In this role, she served LSI and its board of directors as Corporate Secretary, in addition to managing the company’s legal, intellectual property licensing and stock administration organizations. Ms. Rankin joined LSI in 2007 as part of the merger with Agere Systems Inc. (“Agere”), where she served as Executive Vice President, General Counsel and Secretary from 2000 to 2007. Prior to joining Agere in 2000, Ms. Rankin was responsible for corporate governance and corporate center legal support at Lucent, including mergers and acquisitions, securities laws, labor and employment, public relations, ERISA, investor relations and treasury. She also supervised legal support for Lucent’s microelectronics business. The Board has concluded that Ms. Rankin should serve as a director of the company because she has extensive experience and expertise in matters involving intellectual property licensing, the company’s core business, and her current and former roles as chief legal officer and corporate secretary at other publicly traded companies enable her to contribute legal expertise and advice as to best practices in corporate governance.

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Philip P. Trahanas, 46, has been a director of the company since February 2016. Until the end of 2014, Mr. Trahanas was a Managing Director at General Atlantic LLC, a leading global private equity firm with significant focus in technology and related industry investments. At General Atlantic, he served as a senior investment leader, and sat on the boards of directors of a range of public and private portfolio companies. Prior to joining General Atlantic in 2000, Mr. Trahanas worked in the mergers and acquisitions team at Morgan Stanley for four years. He began his career as an electrical engineer with General Electric, where he specialized in communications equipment and semiconductor design. Mr. Trahanas has been a member of the board of directors of QTS Realty Trust, Inc. since 2009, and currently serves as its lead director and as a member of its compensation committee. The Board has concluded that Mr. Trahanas should serve as a director of the company because his extensive operating, investment banking and private equity experience allow him to contribute guidance and advice relating to the development and execution of the company’s strategy and analysis of potential business opportunities. He also qualifies as an audit committee financial expert.

Summary of Director Qualifications, Experience and Other Relevant Attributes

The following table summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate the above-listed candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not necessarily mean the director does not possess that qualification or skill. Each director biography above describes each director’s qualifications and relevant experience in more detail.

Experience, expertise or attribute	Belk	Gillman	Hutcheson	Kritzmacher	Markley	Merritt	Öistämö	Rankin	Trahanas
High tech roadmap	•	•	•	•	•	•	•	•	•
IPR/IP licensing / patent acquisitions						•	•	•
Wireless equipment	•		•	•	•	•	•	•	•
Wireless services and OTT		•	•				•
CEO (current/former)			•			•
Finance / audit			•	•	•				•
Corporate strategy	•	•	•		•	•	•		•
High tech investment	•		•		•		•		•
Marketing	•		•
Operations		•	•	•	•	•	•		•
Public company board service and governance	•	•	•	•	•	•	•	•	•
Ethnic, gender, national or other diversity		•					•	•

Vote Required and Board Recommendation

Director nominees receiving the affirmative vote of the majority of votes cast for him or her will be elected to serve as directors for the next year and until his or her successor is elected and qualified. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE NOMINEES.

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Adoption and Approval of the Company’s 2017 Equity Incentive Plan

(Proposal 2)

Overview

On April 18, 2017, the Board unanimously adopted and approved the company’s 2017 Equity Incentive Plan (the “2017 Plan”), and is submitting the 2017 Plan to shareholders for their adoption and approval at our 2017 annual meeting of shareholders. The Board believes the 2017 Plan advances the company’s interests by allowing the company to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. The Board has adopted and approved the 2017 Plan to permit the company to continue to use stock-based compensation to align shareholder and participant interests and to motivate participants providing services to the company. The company’s stock-based compensation program is currently operated under the company’s 2009 Stock Incentive Plan (the “2009 Plan”). Upon approval of the 2017 Plan by shareholders, the 2009 Plan will be terminated and no new awards will be granted under the 2009 Plan after the date of the 2017 annual meeting of shareholders.

Why You Should Vote For the 2017 Plan

The 2017 Plan Will Allow Us to Effectively Recruit and Retain Key Talent

The Board recommends that the company’s shareholders approve the 2017 Plan because it believes the company’s ability to grant equity-based awards continues to be crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of both the company and its shareholders to strengthen the company’s ability to attract, retain and motivate employees, officers, nonemployee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s shareholders.

If the company’s shareholders approve the 2017 Plan, we will be eligible to grant equity awards under the 2017 Plan that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as further described below. In addition, the 2017 Plan sets reasonable annual limits on the awards that non-employee directors may receive, clarifies the annual limits on the awards that employees and consultants may receive, and updates our stock-based compensation program to reflect the current best practices in corporate governance, as further described below.

A Reasonable Number of Shares Will Be Reserved Under the 2017 Plan

Our shareholders are being asked to approve for issuance under the 2017 Plan a total number of shares of our common stock (“Shares”) equal to 2,400,000 Shares plus any Shares covered by outstanding equity awards granted under the 2009 Plan that are added to the 2017 Plan (as described in the summary of the 2017 Plan below). We expect that this number of Shares will be enough to allow us to continue granting equity-based compensation at appropriate levels for the next three years. The Compensation Committee and the Board considered the following factors in determining the number of Shares to reserve for issuance under the 2017 Plan:

•	Historical Grant Practices. The Compensation Committee and the Board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2014, 2015, and 2016, we granted equity awards covering 953,649, 458,386, and 564,201 Shares, respectively, for a total of approximately 1,976,000 Shares over that three-year period. In each of the preceding Share amounts, performance-based restricted stock unit awards are counted as 200% of the target award, representing the maximum payout possible under such awards. In addition, the company granted a large number of equity awards in first quarter 2017 (including the company’s annual grants to executives and other employees participating in the company’s stock-based compensation program), which represents a substantial portion of the equity awards that the company expects to grant in 2017. The Compensation Committee and the Board also considered the number of Shares covered by these equity awards.

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•	Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that projected the rate at which Shares will be issued under the 2017 Plan by considering the following factors: (i) the Shares available for issuance under the 2017 Plan, including the estimated number of Shares to be added to the 2017 Plan from 2009 Plan awards, and (ii) forecasted future grants. Since we determine the size of equity awards to be granted based on the competitive dollar value to be delivered to participants, our actual Share usage could be substantially different from our forecasted Share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast (which was $84). For example, if our stock price on the date the award is granted is lower than the stock price assumed in the forecast (which was $84), we would need a larger number of Shares than the number projected by the forecast in order to deliver the same value to participants.

•	Number of Shares Remaining under the 2009 Plan. If the 2017 Plan is approved, the 2009 Plan will be terminated and all Shares then remaining available for grant under the 2009 Plan will be cancelled; such Shares will not be added to the 2017 Plan. The 2009 Plan will, however, continue to govern outstanding awards granted thereunder. As of April 1, 2017, the remaining number of Shares available under the 2009 Plan was 1,184,659 Shares plus any Shares subject to outstanding equity awards granted under the 2009 Plan that would return to the 2009 Plan under the 2009 Plan’s terms. As of the same date, the total number of Shares covered by outstanding equity awards under the 2009 Plan was 1,460,461 Shares, which consisted of (i) 425,566 Shares subject to outstanding options (with a weighted average exercise price of $47.68 and a weighted average remaining life of 4.8 years) and (ii) 1,034,895 Shares subject to outstanding awards of restricted stock units (including dividend equivalents credited), with performance-based restricted stock unit awards counted as 200% of the target award. The Shares remaining available for issuance under the 2009 Plan as of the effective date of the 2017 Plan will not be added to the 2017 Plan. In addition, as of April 1, 2017, we had 112,982 Shares subject to outstanding options under a prior equity plan. Our total outstanding options of 538,548 as of such date had a weighted average exercise price of $39.69 and a weighted average remaining life of 9.3 years.

•	Overhang. As of April 1, 2017, we had 34,680,928 total Shares outstanding. As of the same date, 1,460,461 Shares were subject to outstanding equity awards under the 2009 Plan, and 112,982 Shares were subject to outstanding option awards under a prior equity plan. As stated above, Shares remaining available for issuance under the 2009 Plan as of the effective date of the 2017 Plan will not be added to the 2017 Plan. If the company’s shareholders approve the 2017 Plan, the total Shares that may be issued under the 2017 Plan, outstanding equity awards under the 2009 Plan, and outstanding option awards under the prior equity plan would represent approximately 11.5% of the company’s total outstanding Shares as of April 1, 2017.

•	Proxy Advisory Firm Guidelines. In light of our significant institutional shareholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.

Section 162(m) of the Code

Section 162(m) of the Code (“Section 162(m)”) generally limits to $1 million the amount that we are allowed each year to deduct for the compensation paid to our chief executive officer and other “covered employees,” as determined under Section 162(m) and applicable guidance. However, “performance-based compensation” is excluded from this deductibility limit.

The 2017 Plan clarifies the limits on the size or value of awards that may be granted under the 2017 Plan to employees in a single year, as further described below. Setting such limits for employees will allow us to grant equity awards under the 2017 Plan that qualify as fully deductible performance-based compensation under Section 162(m). Shareholder approval of the 2017 Plan will also be approval of these limits, the eligibility requirements for participation in the 2017 Plan, the performance measures upon which specific performance goals for certain awards would be based, and the other material terms necessary to grant awards under the 2017 Plan that qualify as performance-based compensation under Section 162(m).

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We are not, however, required to structure equity award grants to qualify as performance-based compensation under Section 162(m), and the 2017 Plan gives the company the flexibility to grant equity awards that do not qualify as performance-based compensation under Section 162(m).

Promotion of Good Corporate Governance Practices

The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by maximizing shareholder value. By providing participants in the 2017 Plan with a stake in the company’s success, the interests of the participants are aligned with those of the company’s shareholders. Specific features of the 2017 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	No Annual Evergreen. The 2017 Plan does not contain an annual “evergreen” provision that automatically increases the number of Shares available for issuance each year. As a result, any future increases to the number of Shares reserved for issuance under the 2017 Plan will require shareholder approval.

•	Administration. The 2017 Plan will be administered by the Compensation Committee, which consists entirely of independent non-employee directors.

•	Certain Shares Will Not Be Returned to the Share Reserve. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations for awards will not become available for future issuance under the 2017 Plan.

•	Repricing or Exchange Programs are Not Allowed. The 2017 Plan does not permit outstanding awards to be repriced or exchanged for other awards.

•	Annual Limits on Compensation to Non-Employee Directors. The 2017 Plan sets reasonable annual limits as to the cash compensation and awards that non-employee directors may receive during each fiscal year.

•	Limited transferability. Awards under the 2017 Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.

•	No Dividends Paid Until Awards Vest. The 2017 Plan permits dividends or dividend equivalents to be accrued on any unvested portion of an award, but such amounts will not be paid until that portion of the award vests.

•	No Tax Gross-ups. The 2017 Plan does not provide for any tax gross-ups.

•	Forfeiture Events. Each award under the 2017 Plan will be subject to any clawback policy we have already adopted or any clawback policy that, in the future, we are required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator may require a participant to forfeit, return, or reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with the clawback policy or applicable laws.

Our executive officers and directors have an interest in the approval of the 2017 Plan because they are eligible to receive equity awards under the 2017 Plan.

Plan Summary

The following paragraphs summarize the key features of the 2017 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2017 Plan and is qualified in its entirety by the specific language of the 2017 Plan. A copy of the 2017 Plan is provided as Appendix A to this proxy statement.

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Purposes of the 2017 Plan

The purposes of the 2017 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, incentive cash bonuses, and other stock or cash awards as the administrator (as defined below) may determine.

Shares Available for Issuance

Subject to the adjustment provisions contained in the 2017 Plan, our shareholders are being asked to approve a number of Shares for issuance under the 2017 Plan equal to the sum of (i) 2,400,000 Shares, and (ii) any Shares subject to awards granted under the 2009 Plan that, on or after the date the 2017 Plan is approved by our shareholders, expire or otherwise terminate without having been exercised in full, or that are forfeited to or repurchased by us, with the maximum number of Shares to be added to the 2017 Plan from awards granted under the 2009 Plan equal to 1,460,461 Shares. Shares used to pay the exercise price of an award under the 2009 Plan or to satisfy the tax withholding obligations related to an award under the 2009 Plan will not be added to the 2017 Plan. The Shares may be authorized, but unissued, or reacquired common stock. If the 2017 Plan is approved, the 2009 Plan will be terminated and all Shares then remaining available for grant under the 2009 Plan will be cancelled; such Shares will not be added to the 2017 Plan. The 2009 Plan will, however, continue to govern outstanding awards granted thereunder.

If any award granted under the 2017 Plan expires or becomes unexercisable without having been exercised in full or any award of restricted stock, restricted stock units, performance units, or performance shares granted under the 2017 Plan is forfeited to, or repurchased by, us due to failure to vest, then the expired, unexercised, forfeited, or repurchased Shares that were subject to such award will become available for future grant or sale under the 2017 Plan (unless the 2017 Plan has terminated). With respect to the exercise of stock appreciation rights, the gross Shares issued pursuant to a stock appreciation right will cease to be available under the 2017 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2017 Plan. If an award is paid out in cash rather than Shares, such payment will not reduce the number of Shares available for issuance under the 2017 Plan.

Limitation

The 2017 Plan contains annual grant limits that apply while we are a public company and subject to the deduction limitations in Section 162(m). These limits are intended to satisfy Section 162(m). Specifically, the maximum number of Shares covered by or the maximum initial value of awards that can be issued to any particular employee or consultant under the 2017 Plan in any fiscal year is set forth below:

Award Type	Annual Limit on Number of Shares or Dollar Value
Stock Options	Maximum of 300,000 Shares (plus an additional 300,000 Shares in connection with the participant’s initial service as an employee)
Stock Appreciation Rights	Maximum of 300,000 Shares (plus an additional 300,000 Shares in connection with the participant’s initial service as an employee)
Restricted Stock	Maximum of 300,000 Shares (plus an additional 300,000 Shares in connection with the participant’s initial service as an employee)
Restricted Stock Units	Maximum of 300,000 Shares (plus an additional 300,000 Shares in connection with the participant’s initial service as an employee)
Performance Shares	Maximum of 300,000 Shares (plus an additional 300,000 Shares in connection with the participant’s initial service as an employee)
Performance Units	Maximum initial value of $3,000,000 (plus an additional $3,000,000 in connection with the participant’s initial service as an employee)
Incentive Cash Bonuses	Maximum value of $3,000,000 (plus an additional $3,000,000 in connection with the participant’s initial service as an employee)

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The 2017 Plan also provides that in any fiscal year, a non-employee Board member may not be paid cash compensation and granted awards with an aggregate value (determined in accordance with United States generally accepted accounting principles (“GAAP”)) exceeding $1,000,000 (increased to $2,000,000 in the fiscal year his or her service as a non-employee director begins). Any cash compensation paid or award granted to a participant while he or she was an employee or a consultant (other than as a non-employee director) will not count for purposes of this limitation.

In the event of any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of ours, issuance of warrants or other rights to acquire our securities, other change in our corporate structure affecting the Shares, or any similar equity restructuring transaction, as that term is used in FASB ASC Topic 718 (or any of its successors), affecting the Shares (including, without limitation, a change in control, as defined in the 2017 Plan), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2017 Plan, will adjust the number and class of shares that may be delivered under the 2017 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical Share limits discussed above.

Administration

The Board has delegated administration of the 2017 Plan to the Compensation Committee. The Board and the Compensation Committee may further delegate administration of the 2017 Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2017 Plan. The administrator may delegate to one or more officers the authority to grant awards to employees of ours, or any subsidiary of ours, who are not officers under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to certain limitations in the 2017 Plan. For purposes of this summary of the 2017 Plan, the term “administrator” will refer to the Board or any committee designated by the Board to administer the 2017 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. In the case of awards intended to qualify as “performance-based compensation” under Section 162(m), the award must be granted and administered by a committee consisting solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the 2017 Plan, the administrator has the sole discretion to determine fair market value, to select the service providers who will receive awards, to determine the terms and conditions of awards, to approve forms of award agreements for use with the 2017 Plan, to modify or amend each award (subject to the repricing restrictions of the 2017 Plan), and to interpret the provisions of the 2017 Plan and outstanding awards. The administrator also may create, amend, and rescind rules and regulations relating to the 2017 Plan and sub-plans established for the purpose of satisfying applicable foreign laws, determine whether awards will be adjusted for dividend equivalents, allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, and make all other determinations deemed necessary or advisable for administering the 2017 Plan. The administrator will issue all awards pursuant to the terms and conditions of the 2017 Plan.

The administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entity selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.

Eligibility

All types of awards may be granted to our employees, consultants, and non-employee directors and to employees and consultants of any parent, subsidiary, or affiliate of ours.

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Incentive stock options may be granted only to employees of ours or any parent or subsidiary corporation of ours. As of March 1, 2017, we had approximately 360 employees (including 1 employee director) and 8 non-employee directors. In addition, as of the same date, 3 consultants were eligible to receive equity-based awards.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period of time. Each option granted under the 2017 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option, the exercise price and the other terms and conditions of the option, consistent with the requirements of the 2017 Plan.

The exercise price per Share of each option generally may not be less than the fair market value of a Share on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or stock of any parent or subsidiary corporation of ours (a “ten percent shareholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by a participant during any calendar year may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the NASDAQ Global Select Market.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that is set forth in the award agreement. This period generally will be: (i) 6 months following a termination of the participant’s service for reasons other than “cause,” as defined in the applicable award agreement, death or disability (and if the participant dies within the 6-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the participant’s award agreement. In the event the participant’s service is terminated for cause, the entire option, whether or not then vested and exercisable, will be immediately forfeited and cancelled as of the date of such termination. In no event will the option be exercisable after the end of the option’s term.

The award agreements for options generally will also provide that if a participant experiences a qualifying termination of employment, a pro-rata portion (based on the participant’s length of service) of his or her option will vest, subject to the participant’s execution of a release of claims in our favor, unless such termination is due to the participant’s death or disability.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent shareholder). The 2017 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a

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combination of both. Each stock appreciation right granted under the 2017 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant. Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The term of a stock appreciation right may not be more than ten years. Upon the termination of a participant’s service, the unvested portion of the participant’s stock appreciation right generally expires. The vested portion of the stock appreciation right will remain exercisable for the period following the participant’s termination of service that is set forth in the award agreement.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Unless otherwise provided by the administrator, a participant will forfeit any Shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of Shares subject to the award and the other terms and conditions of the award. The administrator will determine the vesting conditions that apply to an award of restricted stock, but if an award of restricted stock is intended to qualify as performance-based compensation under Section 162(m), the vesting conditions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid, and the company will hold such dividends and distributions until the restrictions on the Shares of restricted stock with respect to which they were paid have lapsed. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represents a right to receive cash or a Share if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2017 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms and conditions of the award.

The administrator may set vesting conditions based upon the achievement of company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m), the vesting conditions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will generally forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

The award agreements for restricted stock units generally will also provide that if a participant experiences a qualifying termination of employment, a pro-rata portion (based on the participant’s length of service and, in the

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case of performance-based restricted stock units, the actual level of achievement of the applicable performance goals) of his or her award will become vested, subject to the participant’s execution of a release of claims in our favor, unless such termination is due to the participant’s death or disability.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the 2017 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if an award of performance shares or performance units is intended to qualify as performance-based compensation under Section 162(m), the vesting conditions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.

A participant will generally forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.

Incentive Cash Bonuses

Incentive cash bonuses give participants an opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the administrator. The administrator will determine the terms and conditions of each incentive cash bonus.

The administrator may set vesting criteria based upon the achievement of company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if any portion of an incentive cash bonus is intended to qualify as performance-based compensation under Section 162(m), the vesting conditions for such portion of the incentive cash bonus will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After an incentive cash bonus has been granted, the administrator has the discretion to reduce or waive any restrictions for such incentive cash bonus, but may not increase the amount payable at a given level of performance.

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A participant will generally forfeit all incentive cash bonuses that have not been earned or have not vested as of the termination of his or her service with us.

Performance Goals

The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, incentive cash bonuses, and other incentives under the 2017 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement, including: stock price; revenue; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income or net income per Share, diluted or basic; net profit; operating cash flow; operating expenses; total earnings; earnings per share; diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before or after interest and taxes; earnings before or after taxes; earnings before or after interest, taxes, depreciation, amortization, and/or extraordinary or special items; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; interest expense after taxes; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; cash flow return on investment (discounted or otherwise); return on sales; net or gross sales; market share; economic value added or created; cost of capital; cash flow in excess of cost of capital; change in assets; free cash flow; average cash balance or cash position; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; total shareholder return; and strategic business criteria, consisting of one or more objectives based on meeting specified product development, strategic partnering, licensing, research and development, market penetration, geographic business expansion, cost target, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology goals, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, or joint ventures. Any performance goals may be used to measure our performance as a whole or, except with respect to shareholder return metrics, of a region, business unit, affiliate, or business segment of ours, and performance goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with accounting principles established by the International Accounting Standards Board (“IASB”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB principles or include any items otherwise excludable under GAAP or under IASB principles. In all other respects, performance goals will be calculated in accordance with the company’s financial statements, generally accepted accounting principles, or under a methodology established by the administrator prior to or at the time of the issuance of an award and which is consistently applied with respect to a performance goal in the relevant performance period. In addition, the administrator will adjust any performance criteria, performance goal, or other feature of an award that relates to or is wholly or partially based on the number of, or the value of, any stock of ours, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The performance goals may differ from participant to participant and from award to award.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to such performance goals, within the first 25% of the performance period and no more than 90 days following the commencement of the performance period (or such other time required or permitted by Section 162(m)), the administrator will take action to: (i) designate one or more participants to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals and maximum amounts of the awards that may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or

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corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Unless the administrator provides otherwise, awards under the 2017 Plan generally are not transferable other than by will or by the laws of descent or distribution.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Merger or Change in Control

In the event of a merger of our company or a change in control, as defined in the 2017 Plan, each award will be treated as the administrator determines, including that each award will be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels, and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. The award agreements for options and restricted stock units generally will also provide that if the award is assumed or substituted for and the participant experiences a qualifying termination of employment within 1 year following a change in control, the award will become fully vested, subject to the participant’s execution of a release of claims in our favor.

For awards granted to our non-employee directors, in the event of a change in control, then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that elapsed as of immediately prior to the transaction) and all other terms and conditions will be deemed met.

Forfeiture and Clawback

Each award under the 2017 Plan will be subject to recoupment under our current clawback policy or any clawback policy that, in the future, we are required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator also may impose such other clawback, recovery, or recoupment provisions in an award agreement as the administrator determines necessary or appropriate.

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Termination or Amendment

Our ability to grant incentive stock options under the 2017 Plan will expire in 2027. The 2017 Plan will not expire until terminated by the Board or the Compensation Committee, which have the authority to amend, suspend, or terminate the 2017 Plan. However, such action cannot materially impair the existing rights of any participant without his or her written consent, subject to certain exceptions in accordance with the terms of the 2017 Plan. We will obtain shareholder approval of any amendment to the 2017 Plan to the extent such approval is necessary or desirable to comply with applicable laws.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2017 Plan. The summary is based on existing U.S. laws and regulations as of the record date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for federal income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

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Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of the Shares issued to and/or the cash received by such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Incentive Cash Bonuses

There are no immediate tax consequences of receiving an incentive cash bonus award. A participant who is awarded an incentive cash bonus generally will be required to recognize ordinary income in an amount equal to the cash received by such participant at the end of the applicable vesting period or, if later, the settlement date determined by the administrator. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

Section 409A of the Code

Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2017 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the

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recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Company Deduction and Section 162(m)

We generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) shareholder approval of the 2017 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, and establishing performance criteria that must be met before the award actually will vest or be paid. The 2017 Plan has been designed to permit (but not require) the administrator to grant awards that are intended to qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m).

THE DESCRIPTION ABOVE IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION ON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2017 PLAN. IT IS NOT COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

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New Plan Benefits

The number of awards that an employee, director, or consultant may receive under the 2017 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of Shares subject to options granted under the 2009 Plan during fiscal year 2016 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per Share exercise price of such options; (iii) the aggregate number of Shares subject to restricted stock units (including performance-based restricted stock units at target levels) granted under the 2009 Plan during fiscal year 2016 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of Shares subject to such restricted stock units.

	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to Restricted Stock Units Granted	Dollar Value of Options and Restricted Stock Units Granted(1)
William J. Merritt President and Chief Executive Officer	27,540	$54.93	28,238	$772,806

Richard J. Brezski Chief Financial Officer and Treasurer	12,518	$54.93	9,627	$351,270

Scott A. McQuilkin Senior EVP, Innovation	19,671	$54.93	15,128	$552,012

James J. Nolan EVP, IoT Solutions	13,413	$54.93	10,314	$376,349

Lawrence F. Shay Senior EVP, Future Wireless, and Chief Intellectual Property Counsel	19,671	$54.93	15,128	$552,012

Executive officers as a group	105,331	$54.93	88,062	$2,955,720

Non-executive director group	—	—	26,101	$1,516,948

Non-executive officer employee group	15,201	$54.93	202,789	$10,373,065

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Amounts reported for performance-based restricted stock units are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the date of grant, the probable outcome of the performance condition for the 2016-2018 cycle did not meet the threshold for recording compensation cost, and, as a result, the grant date value of the performance-based restricted stock units was $0. Accordingly, there is no value reported in the table above for the performance-based restricted stock units granted in 2016. Assuming that the target performance level is achieved, the aggregate grant date fair value of the performance-based restricted stock units granted in 2016 to our executive officers as a group and to our non-executive officer employee group is $3,354,026 and $3,281,029, respectively.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required for the adoption and approval of the company’s 2017 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE COMPANY’S 2017 EQUITY INCENTIVE PLAN.

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Advisory Resolution to Approve Executive Compensation

(Proposal 3)

Description

We are asking shareholders to vote on an advisory resolution to approve the company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to align management’s interests with those of its shareholders and to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. We motivate our executives primarily by “paying for performance,” or rewarding the accomplishment of individual performance and corporate goals through the use of performance-based compensation. As discussed in “Compensation Discussion and Analysis,” the achievement of financial and strategic corporate goals, as well as departmental and individual performance, determine the short-term and long-term incentive compensation paid to our executives. Our executive compensation programs have a number of features designed to promote these objectives.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative below, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

The Board has adopted a policy providing for an annual advisory resolution to approve executive compensation. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2017 annual meeting of shareholders:

RESOLVED, that the shareholders of InterDigital, Inc. (the “company”) approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the company’s 2017 annual meeting of shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future “say on pay” votes, the next “say on pay” vote will be held at the 2018 annual meeting of shareholders.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast is required to approve this advisory resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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Advisory Vote on Frequency of

Future Advisory Votes on Executive Compensation

(Proposal 4)

Description

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote, on an advisory basis, on whether future advisory votes on executive compensation of the nature reflected in proposal 3 above should occur every year, every two years or every three years.

When we first asked shareholders to vote on the frequency of advisory votes on executive compensation in 2011, the majority of the votes cast were for an advisory vote every year, and our Board subsequently determined it would hold an advisory vote on executive compensation every year until the next advisory vote on frequency.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year remains the most appropriate policy for the company at this time and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While the company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. An annual advisory vote on executive compensation also is consistent with the company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the audit committee’s selection of independent auditors.

We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Vote Required and Board Recommendation

The frequency option receiving the majority (if any) of the votes cast at the annual meeting will be the frequency that shareholders approve on an advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF ONE YEAR WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

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Ratification of Appointment of

Independent Registered Public Accounting Firm

(Proposal 5)

Description

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the year ending December 31, 2017. PwC has served as the independent registered public accounting firm of the company since 2002.

Although ratification of the appointment of PwC is not legally required, the Board is asking the shareholders to ratify the appointment as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm in future years. Even if the shareholders ratify the appointment, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives from PwC are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

Aggregate fees for professional services delivered by PwC, the company’s independent registered public accounting firm, for the fiscal years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Type of Fees
Audit Fees(1)	$767,500	$896,000
Audit-Related Fees(2)	$330,956	$287,200
Tax Fees(3)	$250,000	$219,646
All Other Fees(4)	$1,800	$1,800
Total	$1,350,256	$1,404,646

(1)	Audit Fees consist of the aggregate fees billed by PwC for the above fiscal years for professional services rendered by PwC for the integrated audit of the company’s consolidated financial statements and the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the company’s interim consolidated quarterly financial statements included in the company’s quarterly reports on Form 10-Q and for services that are normally provided by PwC in connection with regulatory filings or engagements for the above fiscal years. Such fees also include fees billed by PwC in connection with its audit of the financial statements of Convida Wireless, LLC (“Convida Wireless”), the company’s joint venture with Sony Corporation of America (“Sony”).

(2)	Audit-Related Fees consist of the aggregate fees billed by PwC for the above fiscal years for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the company’s financial statements and are not reported above under the caption “Audit Fees.” Such fees relate to consultation concerning financial accounting and reporting standards and also include fees billed by PwC in connection with its audit of the financial statements of the Signal Trust for Wireless Innovation, a Delaware statutory trust formed in 2013. In addition, for 2015, such fees include fees billed by PwC for the comfort letter and other procedures related to the company’s offering of senior convertible notes in first quarter 2015.

(3)	Tax Fees consist of the aggregate fees billed by PwC for the above fiscal years related to a foreign tax study and other technical advice related to foreign tax matters. In addition, for 2016, such fees also include fees bill by PwC in connection with a transfer pricing analysis.

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(4)	All Other Fees consist of the aggregate fees billed by PwC for the above fiscal years for certain accounting research software licensed by the company from PwC.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy that requires the committee to pre-approve all audit and non-audit services to be performed by the company’s independent registered public accounting firm. Unless a service falls within a category of services that the Audit Committee already has pre-approved, an engagement to provide the service requires specific pre-approval by the Audit Committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the company’s independent registered public accounting firm are evaluated by grouping the services and associated fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services for the following year are discussed and pre-approved by the Audit Committee, generally at a meeting or meetings that take place during the October through December time period. In order to render approval, the Audit Committee has available a schedule of services and fees approved by category for the current year for reference, and specific details are provided.

The Audit Committee has delegated pre-approval authority to its chair for cases where services must be expedited. In cases where the Audit Committee chair pre-approves a service provided by the independent registered public accounting firm, the chair is required to report the pre-approval decisions to the Audit Committee at its next scheduled meeting. The company’s management periodically provides the Audit Committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year, with forecasts of any additional services anticipated during the year.

All of the services performed by PwC related to fees disclosed above were pre-approved by the Audit Committee.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast at the annual meeting is required to ratify the appointment of PwC as the company’s independent registered public accounting firm for the year ending December 31, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2017.

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REPORT OF THE AUDIT COMMITTEE

As more fully described in its charter, the Audit Committee oversees the company’s financial reporting processes on behalf of the Board. In fulfilling our oversight responsibilities, the Audit Committee reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2016, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the company’s internal control over financial reporting. Management represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and considered appropriate in the circumstances to present fairly the company’s financial position, results of operations and cash flows. The Audit Committee also reviewed and discussed with PwC, the company’s independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Audit Committee also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC their independence.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC, and the Audit Committee retained PwC as the company’s independent registered public accounting firm for the year ending December 31, 2017.

AUDIT COMMITTEE:

John A. Kritzmacher, Chair

John D. Markley, Jr.

Kai O. Öistämö

Philip P. Trahanas

The foregoing Audit Committee report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act and shall not otherwise be deemed filed under these acts, except to the extent specifically incorporated by reference.

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EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers as of April 1, 2017:

Name	Age	Position

William J. Merritt	58	President and Chief Executive Officer
Richard J. Brezski	44	Chief Financial Officer and Treasurer
Jannie K. Lau	41	Executive Vice President, General Counsel and Secretary
Scott A. McQuilkin	62	Senior Executive Vice President, Innovation
James J. Nolan	56	Executive Vice President, IoT Solutions
Lawrence F. Shay	58	Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment of each of our executive officers. Biographical information on Mr. Merritt is discussed under the caption “Election of Directors” above.

Richard J. Brezski is InterDigital’s Chief Financial Officer, responsible for overseeing the company’s finance, accounting, audit, tax, treasury, IT and facilities functions, including the company’s internal and external financial reporting and analysis. Mr. Brezski joined the company as Director and Controller in May 2003. Mr. Brezski was promoted to Senior Director in July 2006 and in January 2007 was appointed Chief Accounting Officer. In January 2009, Mr. Brezski was promoted to Vice President, Controller and Chief Accounting Officer, and in March 2011 he was appointed to the additional post of Treasurer. In May 2012, he was appointed Chief Financial Officer. Prior to joining InterDigital, Mr. Brezski served as an audit manager for PwC in its technology, information, communications and entertainment practice, where he provided business advisory and auditing services to product and service companies in the electronics, software and technology industries. Mr. Brezski earned a Bachelor of Science in Accountancy from Villanova University and an Executive Master of Business Administration from Hofstra University.

Jannie K. Lau is InterDigital’s Executive Vice President, General Counsel and Secretary, responsible for managing the company’s legal and government affairs functions. Ms. Lau joined InterDigital in 2008 as Associate General Counsel and was promoted to Deputy General Counsel in 2010. She was appointed to her current position in October 2012 and assumed responsibility for oversight of the company’s intellectual property litigation and management of its intellectual property assets at the end of 2015. Prior to joining InterDigital, Ms. Lau served as securities and transactional counsel at IKON Office Solutions, Inc., then a Fortune® 500 document management solutions company. Before beginning her in-house career, she was an associate at leading global law firms in New York and Boston, where she represented public and pre-IPO companies as well as private equity and venture capital funds. Ms. Lau serves on the boards of directors of the Delaware Children’s Museum and Jobs for Delaware Graduates and on the board of trustees of the Pennsylvania Academy of the Fine Arts. Ms. Lau earned a Juris Doctor, with honors, from the University of Pennsylvania Law School and holds a Bachelor of Arts in English and Comparative Literature from Columbia University.

Scott A. McQuilkin is InterDigital’s Senior Executive Vice President, Innovation. Since 2014, Mr. McQuilkin has been responsible for leading the organization’s non-patent commercial business initiatives and overseeing strategic business investments. Mr. McQuilkin joined the company as Chief Financial Officer in July 2007, and was appointed Senior Executive Vice President, Strategy and Finance, in May 2012, in which role he was responsible for overseeing the organization’s strategy, corporate development and finance functions. In October 2012, Mr. McQuilkin assumed the title of Senior Executive Vice President, Innovation, and was responsible for leading the company’s internal and external technology sourcing efforts, through oversight of InterDigital Labs until 2014 and of Innovation Partners through the end of 2015. Until joining InterDigital in

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2007, Mr. McQuilkin served as Chief Financial Officer of Metavante Lending Solutions, a provider of banking and payment technology solutions, where he was responsible for all financial activities, including accounting, budgeting/forecasting, capital planning, cash management, strategic planning, mergers and acquisitions, tax, purchasing and payables. Mr. McQuilkin served as Chief Financial Officer for GHR Systems, Inc. (“GHR Systems”), a provider of lending technologies and related support services, from February 2000 to August 2006, when GHR Systems was acquired by Metavante Corporation. Mr. McQuilkin earned a Master of Business Administration from The Wharton School and a Bachelor of Science from Pennsylvania State University.

James J. Nolan is InterDigital’s Executive Vice President, IoT Solutions. As head of IoT Solutions, Mr. Nolan oversees the development of IoT technology and solutions under InterDigital Labs and the advancement of market-ready IoT technologies toward commercialization. Since joining the company in 1996, Mr. Nolan has held a variety of engineering and management positions, including serving as the company’s senior engineering officer from 2006 to 2014. Before assuming his current role at the end of 2015, Mr. Nolan served as head of InterDigital Solutions and was responsible for advancing the company’s market-ready technologies toward commercialization as well as establishing and developing strategic business relationships and identifying potential new business opportunities. Prior to that, he was InterDigital’s Executive Vice President, Research and Development, from 2009 to 2014. In those roles, Mr. Nolan led InterDigital’s research and development teams, overseeing the development of standards-based technology as well as next generation technology initiatives. Prior to leading the company’s engineering and R&D organizations, he led technology and product development of modems, protocol software and radio designs for multiple wireless standards. Mr. Nolan serves on the board of directors of Convida Wireless, the company’s joint venture with Sony. He is also a board member of EvoNexus, a San Diego-based, member-supported, non-profit technology incubator, and serves as co-chair of the Dean’s advisory board for Hofstra University’s School of Engineering and Applied Science. Mr. Nolan earned a Bachelor of Science in Electrical Engineering from the State University of New York at Buffalo, a Master of Science in Electrical Engineering from Polytechnic University (now known as New York University Tandon School of Engineering) and an Executive Master of Business Administration from Hofstra University.

Lawrence F. Shay is InterDigital’s Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel. Mr. Shay is responsible for overseeing all of the company’s activities pertaining to cellular wireless technology, including long-term research and development under InterDigital Labs, participation in wireless standards bodies, the negotiation and administration of license agreements, the advancement of market-ready technologies toward commercialization and strategic patent sales and joint ventures. Mr. Shay was appointed to his current position at the end of 2015. Prior to that, Mr. Shay had served since 2008 as Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel, overseeing the management of the company’s intellectual property assets and litigation related to intellectual property rights in addition to managing the company’s patent business and licensing program and, from 2014 to the end of 2015, overseeing the InterDigital Labs function. He joined InterDigital in November 2001 as Chief Legal Officer and served as Corporate Secretary from November 2001 to September 2004. He previously served as General Counsel of U.S. Interactive, Inc., a multinational, publicly held Internet professional services corporation. From 1985 until 1999, Mr. Shay practiced corporate law with Dilworth Paxson LLP, a major Philadelphia law firm. Mr. Shay earned his Juris Doctor, with honors, from the Temple University School of Law and is a magna cum laude graduate of Saint Joseph’s University, where he earned a Bachelor of Arts in Economics.

The company’s executive officers are appointed to the offices set forth above to hold office until their successors are duly appointed.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE:

Jean F. Rankin, Chair

Jeffrey K. Belk

S. Douglas Hutcheson

Philip P. Trahanas

The foregoing Compensation Committee report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under these acts, except to the extent specifically incorporated by reference.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis covers all material elements of compensation awarded to, earned by or paid to the company’s Named Executive Officers (“NEOs”) during 2016 and focuses on the principles underlying the company’s executive compensation policies and decisions. The following individuals are our NEOs for 2016:

•	William J. Merritt – President and Chief Executive Officer;

•	Richard J. Brezski – Chief Financial Officer and Treasurer;

•	Scott A. McQuilkin – Senior Executive Vice President, Innovation;

•	James J. Nolan – Executive Vice President, IoT Solutions; and

•	Lawrence F. Shay – Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel.

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Executive Summary

2016 Company Performance

InterDigital delivered a record year, continuing to drive revenue growth while managing our operating expenses. We reported our highest ever annual revenue of $665.9 million in 2016, compared to $441.4 million in 2015, a 51% increase, reduced operating expenses from $232.9 million in 2015 to $228.5 million in 2016, and generated net income of $309.0 million, or $8.78 per diluted share, compared to $119.2 million, or $3.27 per diluted share, in 2015. Our record total revenue number reflects the significant progress of our licensing program. In 2016, we entered into patent license agreements with the second and third largest handset vendors in the world, which, together with our existing licensee Samsung, accounted for approximately 40% of all 3G and 4G handsets sold in 2016.

In addition to these impressive financial results, we also maintained our prolific pace of innovation, with approximately 280 U.S. patents and approximately 1,250 non-U.S. patents issued in 2016. By building on our solid innovation foundation, we continued our creation of innovative technologies and standards development in 5G while developing interoperability standards and related software solutions in IoT. During 2016, InterDigital won or was shortlisted for six prestigious global awards in the IoT space, confirming our capabilities in this related field. In addition, we further evolved the business by acquiring Hillcrest Laboratories, a recognized leader in sensors and sensor fusion. Finally, the company’s stock price posted tremendous gains in 2016, opening the trading year at $48.39 and closing the trading year at $91.35, an increase of 89%.

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TOTAL REVENUE ($, millions) EARNINGS PER SHARE (per diluted share) Share Price

Good Governance Practices and Policies:

The company strives to maintain good governance practices and regularly reviews and updates such practices related to the compensation of our executive officers, including our NEOs. The following checklists summarize what we do and what we do not do in our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided in order to best serve our shareholders’ long-term interests:

WHAT WE DO:

✓	We create a balanced compensation program through a mix of fixed and variable short- and long-term incentives.

✓	We cap both our annual short-term incentive plan (“STIP”) pool and individual employee STIP payouts, including those of our NEOs, at two times target, even if company or individual performance would result in payouts in excess of two times target.

✓	We have double-trigger severance payout provisions (i.e., an executive must be terminated in connection with a change in control in order to receive any severance) in all executive employment contracts.

✓	We have a clawback policy under which the company may recover excess compensation paid to our executive officers if intentional misconduct or gross negligence by one or more of our executives results in a material restatement of our financial statements.

✓	We have robust target stock ownership levels for our executive officers and directors. Each NEO has met the applicable stock ownership requirements as described below under “Stock Ownership Guidelines.”

✓	We review compensation-related risk with an outside independent compensation consultant on an annual basis to ensure our plans do not create incentives that would put the company at risk of a material adverse effect.

WHAT WE DO NOT DO:

☒	We do not provide excise tax gross-ups.

☒	We do not guarantee minimum STIP payouts.

☒	We do not use discretionary equity awards as a regular part of our executive compensation program. We may issue such awards from time to time when necessary to align with our compensation peer group or to reward performance. We did not grant a discretionary equity award to any of our NEOs in 2016.

☒	We do not provide any perquisites to executive officers that other employees at or above the senior director level do not receive.

☒	We do not permit the hedging of InterDigital stock by any employee, including executive officers.

☒	We do not pay out dividend equivalents on unearned RSUs; accrued dividend equivalents are paid out only if and to the extent that the underlying RSU award vests.

2016 Compensation Decisions and Actions

Following are highlights of the key compensation decisions made by the Compensation Committee for 2016:

•	Base salaries were increased for two NEOs, Mr. Brezski and Mr. Nolan, who received increases of 10% and 6%, respectively. Please see “2016 Executive Compensation in Detail – Base Salary” below for details.

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•	The NEOs’ target STIP levels for 2016 remained at the same levels, stated as a percentage of base salary, as in 2015, except for Mr. Nolan’s target STIP level, which was increased to better align his total compensation with certain of the other NEOs. The NEOs received STIP payouts ranging from 182% to 200% of target as a result of individual, departmental and corporate performance. Please see “2016 Executive Compensation in Detail – Short-Term Incentive Plan” below for details.

•	The CEO’s Long-Term Compensation Program (“LTCP”) equity awards for the 2016-2018 performance cycle saw an increased emphasis on performance-based equity with 60% of the total value in the form of performance-based RSUs, 20% of the total value in the form of stock options, and 20% of the total value in the form of time-based RSUs. The equity allocation for the other NEOs remained the same as in 2015, with a continued emphasis on performance-based equity with 50% of the total value in the form of performance-based RSUs, 25% of the total value in the form of stock options and 25% of the total value in the form of time-based RSUs. In addition, the Compensation Committee determined the achievement level for the goal associated with the performance-based RSUs granted for the 2014-2016 performance cycle to be at least approximately 160% of the target goal, which resulted in the maximum payout of 200% of the target awards. Please see “2016 Executive Compensation in Detail – Long-Term Compensation Program” below for details.

Results from 2016 Shareholder Advisory Vote on Executive Compensation

At the 2016 annual meeting of shareholders, we held an advisory vote on executive compensation. Approximately 94% of the votes cast supported the compensation of the company’s named executive officers as disclosed in our 2016 proxy statement. Based on this strong shareholder support, the Compensation Committee determined not to make any significant changes to our existing compensation program and policies for 2016. The Compensation Committee considers the results of the annual advisory vote on executive compensation as a strong data point in its compensation decisions.

What Guides Our Program

Compensation Objectives and Philosophy

The primary purpose of our executive compensation program is to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. Specifically, we:

•	Attract talented leaders to serve as executive officers of the company by setting total compensation levels and program targets at competitive levels for comparable roles in the marketplace;

•	Retain our executives by providing a balanced mix of short and long-term compensation;

•	Motivate our executives by “paying for performance,” or rewarding individual performance and the accomplishment of corporate and departmental goals, as determined by the Compensation Committee, through the use of performance-based compensation; and

•	Align with shareholders’ interests; our compensation program seeks to reward our NEOs for increasing our stock price over the long term and maximizing shareholder value by providing a substantial portion of total compensation in the form of direct ownership in our company through long-term equity awards.

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Pay for Performance (Principal Elements of Pay)

Our executive compensation program is intended to hold our executive officers accountable for business results and reward them for strong corporate performance and value creation for our shareholders by rewarding performance that meets or exceeds the goals established by the Compensation Committee. Our NEOs’ total compensation is comprised of a mix of base salary, STIP and LTCP and, from time to time, other equity awards. Consistent with our compensation philosophy, the actual compensation received by our NEOs will vary based on individual, departmental and corporate performance measured against annual and long-term performance goals. Additionally, because a significant percentage of our NEOs’ pay is comprised of equity awards, the value of their pay increases and decreases with changes in our stock price. For 2016, approximately 80% of our CEO’s target compensation and 75%, on average, of the target compensation of our other NEOs was comprised of STIP and LTCP awards and thus variable based on the company’s performance.

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program and has final approval with respect to the composition, structure and amount of all executive officer compensation, subject to Board review. The Compensation Committee is comprised of no less than three independent, non-employee members of the Board. Guided in the execution of its primary functions by the Board’s philosophy that the interests of key leadership should be aligned with the long-term interests of the company and its shareholders, the Compensation Committee annually reviews and approves goals relevant to the performance-based incentive compensation of the Chief Executive Officer and other executive officers. The Compensation Committee works very closely with management and the Compensation Committee’s independent consultant, Pearl Meyer & Partners (“Pearl Meyer”), to examine the effectiveness of the company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is available on our website at http://ir.interdigital.com/CommitteeChart.

Role of Executive Officers

As part of the annual performance and compensation review for executive officers other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s assessment of the other executive officers’ departmental and individual performances, including the identification of major individual accomplishments and any other recommendations of the Chief Executive Officer with respect to their compensation. The Chief Executive Officer also reports to the Compensation Committee on the company’s achievement of objectively measurable goals established under performance-based incentive programs, based upon data related to achievement provided by the Chief Financial Officer and verified by the company’s internal auditor.

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CEO TARGET PAY MIX OTHER NEO TARGET PAY MIX (AVERAGE)

Role and Independence of Advisors

As referenced above, the Compensation Committee has engaged Pearl Meyer, an independent compensation consultant, to assist in carrying out its responsibilities. The Compensation Committee is responsible for selecting the consultant, negotiating the fees that are paid and determining the scope of the engagement. The Compensation Committee retained the compensation consultant to advise it and the rest of the Board, as applicable, on matters including, but not limited to, trends in executive compensation, compensation peer group composition, assessing total direct compensation of the executives as compared to the compensation peer group, short and long-term incentive plan design and compensation of the company’s executive officers. Based on consideration of the various factors as set forth in the SEC rules and the listing standards of NASDAQ, the Compensation Committee has determined that Pearl Meyer does not have any conflicts of interest.

Factors Considered in Setting Compensation Amounts and Targets

In establishing compensation amounts and incentive program targets for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data that is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the general and high-technology industries, adjusted for size.

In September 2015, Pearl Meyer assisted the Compensation Committee with its process of identifying peer group companies for 2016 compensation purposes. When choosing compensation peers, we not only look for companies with similar revenue in the communications equipment industry, but also companies for which licensing revenue is a significant component of their total revenue stream (approximately 20% to 100% of total revenue). The compensation peer group for 2016 contained the same companies as for 2015, except for the addition of RPX Corporation, which was chosen for its significant patent licensing revenue and relative size, revenue and market capitalization. The companies comprising the 2016 compensation peer group were:

Acacia Research Corporation	Dolby Laboratories, Inc.	Rovi Corporation
ADTRAN Inc.	DTS Inc.	RPX Corporation
Alkermes plc	Harmonic Inc.	Synaptics Inc.
ARM Holdings plc	Immersion Corporation	Tessera Technologies Inc.
Comtech Telecommunications Corp.	Rambus Inc.	Universal Display Corp.

Pearl Meyer conducted a compensation peer group review and reviewed market data from nationally recognized published surveys. Pearl Meyer then presented a report to the Compensation Committee that included such publicly available information about the levels and targets for base salary, short-term incentive compensation, long-term incentive compensation and total compensation for comparable executive-level positions at such peer group companies. The market data helps the Compensation Committee gain perspective on the compensation levels and practices at the compensation peer companies and to assess the relative competitiveness of the total compensation paid to the company’s executives. The data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee uses the data to look for outliers or, in other words, those executives whose total compensation is substantially below the 50th percentile and those executives whose total compensation is above the 75th percentile of compensation peer companies, but does not benchmark executive officer compensation to specific market percentages. In addition, the Compensation Committee takes into account other factors, such as the importance of each executive officer’s role to the company, individual expertise, experience and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.

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2016 Executive Compensation in Detail

Base Salary

Base salary is the fixed element of an executive’s current cash compensation, which the company pays to afford each executive the baseline financial security necessary to focus on his or her day-to-day responsibilities. Base salaries for the executives are set at competitive levels to attract and retain highly qualified and talented leaders. The Compensation Committee reviews and approves base salaries for the executives annually. Salary adjustments for our NEOs in 2016 were based on consideration of each NEO’s position, scope of responsibility and importance to the company and performance during 2015, as well as a review of the market data and a comparison of each NEO’s total compensation against that of the other executive officers in the company’s compensation peer group. Mr. Brezski and Mr. Nolan were the only NEOs who received salary increases in 2016. Mr. Brezski, our Chief Financial Officer, received a salary increase of 10% to recognize his exceptional performance in 2015 and because his base salary was still substantially below the 50th percentile. Mr. Nolan received a 6% increase to keep his base compensation competitive with the other NEOs and to reflect the importance of his new role as head of our IoT business.

Set forth below are the 2015 and 2016 base salaries for our NEOs:

NEO	2015	2016
William J. Merritt	$620,000	$620,000
Richard J. Brezski	350,000	385,000
Scott A. McQuilkin	415,000	415,000
James J. Nolan	360,500	385,000
Lawrence F. Shay	437,750	437,750

Short-Term Incentive Plan

The STIP annual incentive award is designed to provide a cash reward for the achievement of corporate goals and individual accomplishments during each fiscal year. Individual STIP payouts are determined based on performance against pre-determined strategic corporate goals, departmental performance and individual performance.

In first quarter 2016, the Compensation Committee approved target STIP levels for each of the NEOs at the same levels as 2015, with the exception of Mr. Nolan, who whose target level was increased from 60% to 75% as a result of his new role as head of the IoT business. The 2016 target STIP levels, set as a percentage of annual base salary, for the NEOs were as follows:

NEO	2016 Target STIP Level
William J. Merritt	100%
Richard J. Brezski	60%
Scott A. McQuilkin	75%
James J. Nolan	75%
Lawrence F. Shay	75%

The company’s STIP provides for two separate incentive pools, an executive incentive pool from which all executive STIP payments are made and an incentive pool for the rest of the company’s eligible employees. The aggregate value of the STIP awards paid to the company’s executives, including the NEOs, and the company’s other eligible employees cannot be greater than the total funded incentive pools.

The target executive incentive pool is an amount equal to the sum of the individual STIP targets of all eligible executives, plus an additional 25% of such sum that is reserved for discretionary awards for strategic leadership. Actual funding of the incentive pools may range from a minimum of 25% to a maximum of 200% of

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the target pools based on the achievement level attained with respect to a pre-determined financial goal. A floor of 25% of the target pool is set because the funding “floor” provides a mechanism for the company to reward extraordinary individual results of select employees, including executives, relative to objectives other than the financial goal, however, there is no minimum guaranteed individual payout for any participant; as a result, NEOs are not guaranteed an STIP payout. Individual STIP awards are capped at 200% of target.

For 2016, the STIP incentive pools were funded based on one normalized cash flow goal pre-established by the Compensation Committee. The normalized cash flow goal that set the STIP incentive pools for 2016 was as follows:

Threshold	Target	Superior
$210 million of normalized cash flow	$300 - $400 million of normalized cash flow	$490 million of normalized cash flow

Achievement of between $300 and $400 million of normalized cash flow would fund the pools at 100% of target, while performance below the threshold level of $210 million would result in minimum funding of 25% of target and performance at or above the superior achievement level would result in funding at the maximum 200% of target. A range was established for the 2016 target normalized cash flow goal to capture the various potential license agreement structures being considered for a particular licensee and thereby incentivize management to enter into a patent license agreement that was structured in the way that was most beneficial for the company as opposed to in the way that helped meet a specific target goal. Performance levels that fall below target achievement (i.e. between $210 million and $300 million) or above target achievement (i.e. between $400 million and $490 million) are determined using straight-line interpolation between the achievement level amounts. For additional information on the company’s use of normalized cash flow as a performance measure, see “Long-Term Compensation Program – Normalized Cash Flow” below.

In December 2016, the Chief Executive Officer reported to the Compensation Committee on the company’s achievement, through December 14, 2016, of the normalized cash flow goal for the purpose of funding the 2016 STIP executive incentive pool. At that time, the Compensation Committee certified that the company’s normalized cash flow for 2016 was determined to be at least $490 million, which was the minimum achievement level required to fund the incentive pool at the maximum level of 200% of target. In January 2017, the Chief Executive Officer reported to the Compensation Committee on the company’s achievement level with respect to the normalized cash flow goal through year-end 2016. After reviewing the company’s goal achievement as of December 31, 2016, the Compensation Committee certified that the company’s final normalized cash flow for 2016 was determined to be at least $549 million, resulting in the funding of the incentive pool at the maximum 200% level. For 2016, total normalized cash flow was $553 million. This amount was $153 million above the high end of the $100 million range the Compensation Committee had established for target goal performance. Normalized cash flow is a measure used by the company solely for the purposes of its compensation plan goals and it is not calculated in accordance with generally accepted accounting principles (“GAAP”). A presentation showing how the $553 million normalized cash flow number was calculated based on numbers contained within the company’s audited financial statements is set forth in Appendix B to this proxy statement.

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The actual 2016 STIP payout amounts for the NEOs are determined by considering performance against pre-determined strategic corporate goals, departmental performance and individual performance. The Compensation Committee approves strategic corporate goals with pre-defined targets and other goals that provide for discretion upon evaluation so that it can reward meeting and exceeding our targets while also considering the quality of our results and other factors not anticipated at the beginning of the year. For 2016, the strategic corporate goals for the company’s executives and the relative weights assigned to each were as follows:

2016 STIP Strategic Corporate Performance Goals:

Goal	Description	Target Weight
Licensing Agreements	Achieve a specified number of patent licensing agreements entered in connection with research and development or other cooperative activities	20%
Royalty Platform	Achieve specified amount for management’s best estimate at year-end of the company’s expected licensing revenues over the following 12-month period	20%
Research/Innovation	Identification of innovation opportunities and investment (through acquisition or otherwise) in such innovation	20%
Business Model Evolution	Successful actions by management to expand core business	20%
Compensation Committee Discretion	Allow Compensation Committee to adjust performance upward or downward as a result of unexpected outcomes or circumstances	20%
TOTAL		100%

These strategic corporate goals were structured to challenge and motivate executives and intended to align the executive team around a key set of company performance objectives.

In January 2017, the Chief Executive Officer reported to the Compensation Committee on the final achievement of the strategic corporate goals and provided his assessment with respect to departmental and individual executive officer performance for the year. For 2016, the strategic corporate goals related to licensing agreements and royalty platform fell short of target; however, the achievement level of the research/innovation and business model evolution goals exceeded target. For example, the research/innovation goal was exceeded, in part, as a result of our continued success in 5G innovation and industry recognition of our IoT business, as evidenced by our IoT solutions winning or being shortlisted for numerous global awards in 2016. The business model evolution achievement far exceeded the goal as a result of the successful acquisition of Hillcrest Laboratories. Although the royalty platform and licensing agreement goals fell short of target, the company nevertheless increased predictability of licensing revenues with the entry into fixed-fee patent license agreements with the world’s second and third largest handset vendors, and the company joined the Avanci IoT licensing platform, which is expected to allow the company to pursue the connection-level IoT licensing opportunity without making significant incremental investments. Finally, the Compensation Committee also considered other positive developments in 2016 that were not captured specifically by the goals, such as the significant increase in the company’s stock price. As a result, the Compensation Committee determined that the total achievement level with respect to the strategic corporate goals was 102%.

The actual STIP payout for the Chief Executive Officer is based on achievement of the strategic corporate goals and his individual performance. The actual STIP award paid to all other NEOs is based on the achievement of the strategic corporate goals, the NEO’s department’s performance and the NEO’s individual performance.

In determining the STIP payout to the Chief Executive Officer for 2016, the Compensation Committee considered the Board’s assessment of his performance in 2016, as reflected in the recommendation of the non-executive Chairman of the Board, who is the primary liaison between the Chief Executive Officer and the full Board. Based on the achievement level with respect to the strategic corporate goals and the performance of the Chief Executive Officer on an individual level, the Compensation Committee determined that Mr. Merritt’s

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STIP payout for 2016 should be the maximum 200% of target. For the other NEOs, the Compensation Committee reviewed the performance assessments provided by Mr. Merritt with respect to each executive’s individual and departmental performance and also considered its own direct interactions with each NEO. As a result of the achievement level with respect to the strategic corporate goals and departmental and individual performances, 2016 STIP payouts for the NEOs ranged from 182% to 200% of target.

The 2016 STIP awards paid to the NEOs were entirely in cash. The Grants of Plan-Based Awards Table below reports the threshold, target and maximum potential STIP payouts for each NEO for 2016, and the Summary Compensation Table below reports the amounts actually earned by each NEO for 2016 under the STIP.

Long-Term Compensation Program

The LTCP is designed to align management’s interests with those of the company’s shareholders to maximize the value of the company’s stock over the long term and to enhance retention efforts by incentivizing executive officers to drive the company’s long-term strategic plan. It currently consists of three components:

•	performance-based RSUs, which align employee and shareholder interests by tying value to both business results and future stock price;

•	stock options, which the Compensation Committee considers to be performance-based compensation and an important form of long-term incentive compensation because they are only valuable if our stock price increases over time; and

•	time-based RSUs, which provide retention benefits and, in concert with our stock ownership guidelines, focus our executives on long-term share ownership and sustained value.

The Compensation Committee determines annually the participation level and components of each executive officer’s LTCP award, emphasizing internal pay equity between the company’s NEOs and other executives to motivate and incentivize performance across the senior management team and encourage collaboration and shared responsibility for executing the company’s strategic plan. For performance-based RSUs, 100% achievement of the associated performance goal results in a full vesting of the associated RSUs. With respect to the performance-based RSU awards granted in 2014, 2015 and 2016, for each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based award would vest.

Payouts of performance-based awards under the LTCP have varied in recent years, ranging from no payout for the 2013-2015 and the 2007-2009 performance periods to a 200% payout for the most recent, 2014-2016 performance period:

Performance Period	LTCP Payout
2007-2009	None
2008-2010	86%
2009-2011	31%
2010-2012	100%
2011-2013	71%
2012-2014	110%
2013–2015	None
2014-2016	200%

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2014-2016 Cycle

For the performance cycle that began on January 1, 2014, and ended December 31, 2016 (the “2014-2016 cycle”), each NEO received 50% of their target award in performance-based RSUs, 25% in stock options and 25% in time-based RSUs that vested in March 2017. The total target values of the awards granted to the NEOs in March 2014 for the 2014-2016 cycle were as follows:

NEO	Target
William J. Merritt	$1,575,000
Richard J. Brezski	700,000
Scott A. McQuilkin	1,000,000
James J. Nolan	600,000
Lawrence F. Shay	1,000,000

The goal associated with the performance-based RSU awards for the 2014-2016 cycle was as follows:

Threshold	Target	Superior/Maximum
$350 million of normalized cash flow	$700 million of normalized cash flow	$1,050 million of normalized cash flow

In January 2017, the Chief Executive Officer reported to the Compensation Committee on the achievement of the performance goal for the 2014-2016 cycle. After reviewing the company’s progress toward this goal as of December 31, 2016, the Compensation Committee certified that the company’s total normalized cash flow for the 2014-2016 performance period was determined to be at least $1,118 million, or approximately 160% of the target performance goal, which resulted in the vesting of the maximum number of performance-based RSUs, or 200% of the target awards. The total amount of normalized cash flow achieved over the three-year period was $1,150 million. As stated above, normalized cash flow is a measure used by the company solely for the purposes of its compensation plan goals and it is not calculated in accordance with GAAP. A presentation showing how the $1,150 million normalized cash flow number was calculated based on numbers contained within the company’s audited financial statements is set forth in Appendix B to this proxy statement.

2016-2018 Cycle

For those equity awards granted in 2016 for the performance cycle that began on January 1, 2016, and runs through December 31, 2018 (the “2016-2018 cycle”), the CEO received 60% of his total award in the form of performance-based RSUs that vest, if at all, after the end of the performance period based on the company’s achievement of pre-approved goals established by the Compensation Committee. The Compensation Committee increased the percentage of performance-based RSUs in the CEO’s grant mix in 2016 because of our CEO’s unique role in driving towards the achievement of the performance goals, and because the Compensation Committee wanted the CEO more incentivized towards performance. Each other NEO received 50% of his total award in the form of performance-based RSUs. The CEO received 20% of his total award in stock options and 20% in the form of time-based RSUs while the other NEOs received 25% in stock options and 25% in the form of time-based RSUs. All equity awards were granted to the NEOs on March 30, 2016.

To determine the number of performance-based RSUs and time-based RSUs awarded, the respective allocated target amounts were divided by the closing stock price on the day prior to the grant. The number of performance-based RSUs that vest, if any, will depend on the goal achievement as determined by the Compensation Committee after the end of the cycle. The number of stock options that are granted is calculated using the Black-Scholes option pricing model. For the options granted in 2016, the weighted average assumptions underlying the valuation under the Black-Scholes model are as follows: expected life of 4.5 years; volatility of 33.11%; a risk-free interest rate of 1.29%; and a dividend yield of 1.46%. The goals associated with the performance-based RSU awards for the 2016-2018 cycle are to generate specified amounts of normalized cash flow and certain revenue over the performance period of the cycle.

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The total target values of the LTCP equity awards granted to the NEOs in March 2016 for the 2016-2018 cycle were as follows:

NEO	Target
William J. Merritt	$1,925,000
Richard J. Brezski	700,000
Scott A. McQuilkin	1,100,000
James J. Nolan	750,000
Lawrence F. Shay	1,100,000

While the target values of the LTCP awards for each NEO are generally consistent with the target long-term equity award values for the executives in our compensation peer group, when determining the value of the LTCP awards, the Compensation Committee reviews the total direct compensation of the executives in the compensation peer group to ensure that the aggregate target awards for each executive result in a total direct compensation level that is not substantially below the 50th percentile or above the 75th percentile of our compensation peer group. Pay and equity pay mix of our compensation peers and general industry companies is also considered.

Normalized Cash Flow

The Compensation Committee has selected normalized cash flow goals for the LTCP and for funding the incentive pool of the STIP because it believes that normalized cash flow most effectively aligns management’s interests with those of the company and its shareholders and is the most accurate measure of the company’s performance. As more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016, revenue recognition for revenues derived from patent license agreements is complex, and we derive the vast majority of our revenue from patent licensing. The complicated and unpredictable nature of patent licensing revenue recognition make GAAP cash flow or revenue an inaccurate measure of performance for the company, and using such measures could also incentivize management to enter into patent license agreements that are structured in a way that helps meet incentive plan goals rather than in the way that is most beneficial for the company.

The timing and amount of revenue recognized from each license depends upon a variety of factors, including the specific terms of each agreement and the nature of the deliverables and obligations and, as a result, components of our revenue tend to be highly variable year to year. In addition, the timing of our revenue recognition is often disjointed from the timing of the related cash receipts as a result of components of the agreement that provide for prepayment of royalties, past sales, etc. So that our executives are properly motivated to maximize the overall value of our patent portfolio and not to maximize short-term gains strictly for the purpose of attaining incentive plan goals, we normalize the cash inflow under our license agreements to treat all licensing revenue as if it were negotiated as royalty bearing over the life of the agreement.

In addition to normalizing our cash inflows, we also adjust our cash outflows to capture the appropriate cash expenditures for which we manage our business. This process begins with our total operating expenses and deducts defined non-cash expenses (e.g., depreciation and amortization) and then adds in capital expenditures. We also exclude certain items that (a) make the calculation iterative (e.g., performance-based compensation) or (b) are non-operational (e.g., intellectual property enforcement costs) or non-recurring (e.g., repositioning costs and severance) in nature and which we would otherwise back out when evaluating our financial performance.

For example, when using normalized cash flow as a measure, if a patent licensing agreement includes a large up-front payment, in order to avoid having that payment disproportionately drive cash flow for the performance period, the payment is spread out over the term of the license agreement, mimicking what would happen if the cash was received pursuant to a running royalty-based license agreement. Strictly for illustrative purposes, assume the company set a GAAP cash flow goal of $100 for a three-year LTCP performance period

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and in each of the first two years of the performance period the company had generated $33 of cash flow from running royalties—bringing the total cash flow achieved for the first two years to $66. Because the cash flow was from running royalties, the amount included toward the goal for the performance period would be the same under both a GAAP cash flow and a normalized cash flow measure. Then, during year 3 of the performance period, the company negotiates a new 5-year $100 patent license agreement. A GAAP cash flow goal could incentivize management to accept less than $100 in licensing royalties ($50 in this example) if the total discounted amount was paid up front (Deal A), which would then contribute $50 toward the achievement of the goal for the performance period, rather than the full $100 paid over five years (Deal B), which would contribute only $20 toward the achievement of the performance goal. Although Deal B is clearly better for the company and its shareholders, the use of a GAAP cash flow performance incentive measure could create an incentive to enter into Deal A, as that deal would have led to a larger incentive payout for the performance period (140% under Deal A vs. 65% under Deal B, as illustrated in the following table). By using normalized cash flow as the performance measure, management is properly incentivized to enter into Deal B, which not only leads to a higher incentive payout (65% under Deal B vs. no payout under Deal A, as illustrated in the following table), but also to the better outcome for the company and its shareholders.

Normalized Cash Flow Illustrative Example

	DEAL A		DEAL B
	Incentive Plan Performance Measure		Incentive Plan Performance Measure
Performance Period Year	GAAP Cash Flow	Normalized Cash Flow	GAAP Cash Flow	Normalized Cash Flow
Year 1	$33	$33	$33	$33
Year 2	$33	$33	$33	$33
Year 3	$50	$10	$20	$20

Total	$116	$76	$86	$86
Goal Achievement	116%	76%	86%	86%
LTCP Payout(a)	140%	0%	65%	65%

(a)	For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based award would vest.

Other Practices, Policies and Guidelines

Grant Practices

RSU awards and stock options granted to executives under the LTCP are targeted to be granted each year on the later of March 15 or on or after the date the Compensation Committee approves the goals associated with the performance-based RSUs. If a participant joins the company or becomes eligible to receive awards through a promotion after the annual grant date, he or she would be eligible for an award on the 15th of the month following his or her date of hire or promotion, respectively. The closing stock price on the date of grant determines the exercise price of stock option grants, and, historically, the company’s closing stock price on the day prior to the grant date has been used to determine the number of performance-based and time-based RSUs granted. Beginning with the 2017 LTCP grants, the closing stock price on the date of grant is used to determine the number of RSUs granted. The Compensation Committee does not time equity grants to take advantage of material nonpublic information.

As noted above, performance-based RSUs granted through 2016 are tied to a 3-year performance period. Time-based RSUs vest 100% on the vest date, which is generally on or around the third anniversary of the grant date (i.e., “cliff” vesting). Stock options vest one-third on each of the first, second and third anniversaries of the grant date (i.e., “ratable” vesting). Stock options expire on the seventh anniversary of the grant date.

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The Compensation Committee may, in its sole discretion, grant additional equity awards to executives, including the NEOs, outside of the LTCP and the other compensation programs described above. As noted above, the Compensation Committee intends to limit the use of discretionary awards, but may issue such awards from time to time when necessary. In approving such awards, the Compensation Committee may consider the specific circumstances of the grantee, including, but not limited to, total compensation relative to our compensation peer group, compensation for his or her position, promotion, expansion of responsibilities, exceptional achievement recognition and retention concerns.

Stock Ownership Guidelines

To align the interests of our executive officers with those of our shareholders, the company has established stock ownership guidelines for its executive officers. The Chief Executive Officer’s target ownership level is no less than the lesser of an amount of company stock with a value of at least five times his current annual base salary or 65,000 shares. The company’s senior executive vice presidents (Messrs. McQuilkin and Shay) are expected to own no less than the lesser of an amount of company stock with a value of at least three times their current annual base salary or 25,000 shares, and the company’s other executive officers (including Messrs. Brezski and Nolan) are expected to own no less than the lesser of an amount of company stock with a value of at least two times their current annual base salary or 12,500 shares.

Qualifying stock includes shares of common stock held outright or through the company’s 401(k) Plan (as defined below), restricted stock and, on a pre-tax basis, unvested time-based RSUs. For purposes of calculating the value of company stock holdings, each share or other qualifying stock unit is priced at a price per share/unit equal to the average closing stock price of the company’s common stock for the 200 trading days leading up to and including the calculation date. The 200-day average closing stock price is calculated annually on the date of the company’s annual meeting of shareholders.

Any executive who has not reached or fails to maintain his or her target ownership level must retain at least 50% of any after-tax shares derived from vested RSUs or exercised options until his or her level is met. An executive may not make any disposition of shares that results in his or her holdings falling below the target level without the express approval of the Compensation Committee. As of April 1, 2017, all of the NEOs are in compliance with the guidelines and have reached their target ownership levels.

Clawback Policy

In 2014, the Board adopted a clawback policy that would, under certain circumstances, entitle the company to recover certain compensation previously paid to the company’s executive officers, in accordance with the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In the event of any intentional misconduct or gross negligence by one or more executives that results in a material restatement of any company financial statement that was filed during the company’s then-current fiscal year or during one of the three prior full fiscal years, each executive would be required to repay or forfeit any excess compensation. The company will reevaluate its policy once final rules are adopted by the SEC and NASDAQ.

Savings and Protection and Nonqualified Deferred Compensation Plans

The company’s Savings and Protection Plan (“401(k) Plan”) is a tax-qualified retirement savings plan pursuant to which employees, including NEOs, are able to contribute the lesser of 100% of their annual base salary and bonus or the annual limit prescribed by the Internal Revenue Service (“IRS”) on a pre-tax basis. The company provides a 50% matching contribution on the first 6% of an employee’s eligible earnings contributed to the 401(k) Plan, up to the cap mandated by the IRS. The company offers this benefit to encourage employees to save for retirement and to provide a tax-advantaged means for doing so.

As noted above, the IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) Plan account. The company’s nonqualified deferred compensation plan (the “deferred compensation

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plan”) provides a select group of management and highly compensated employees, including the NEOs, with an opportunity to defer up to 40% of their base salary and up to 100% of their STIP payment. For 2016, the company matched up to 50% of the first 6% of the participant’s eligible deferrals, determined on a combined plan basis taking into account deferred amounts under both the deferred compensation plan and the 401(k) Plan; these contributions will receive the investment performance of InterDigital common stock. Matching contributions are made once annually after the end of the year. Participants vest one-third in company matching contributions after one year of service, two-thirds after two years of service and fully after three years of service, a vesting schedule identical to the 401(k) Plan. For more information about the nonqualified deferred compensation plan, see “Nonqualified Deferred Compensation.”

Agreements with NEOs

In March 2013, the company entered into amended and restated employment agreements with each NEO. The agreements provided for an initial employment term of two years, which term automatically renews for additional successive one-year periods (unless either party provides notice of non-renewal at least 90 days before the expiration of the term (as extended by any renewal period)). Among other things, the agreements provide severance payments and benefits upon certain qualifying terminations of employment, including upon termination of the NEO’s employment by the company without “Cause” or by the executive for “Good Reason,” and provide for enhanced payments and benefits if such termination occurs on or within one year after a “Change in Control” of the company, each as defined in the applicable agreement. For more information regarding the provisions governing these termination scenarios, see “Potential Payments upon Termination or Change in Control.”

Prohibition against Hedging

The company’s insider trading policy prohibits directors, officers, employees and consultants of the company from engaging in any hedging transactions involving company stock.

Impact of Tax Treatment

Section 162(m) of the Code generally limits the company’s tax deduction for compensation paid to our Chief Executive Officer and other NEOs (other than the Chief Financial Officer) to $1 million per person in any tax year. Qualified performance-based compensation is not subject to the deduction limit if specified requirements are met. The Compensation Committee may consider the deductibility of compensation when making decisions, but will authorize the payment of compensation that is not deductible when it believes it is appropriate.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) limits on the maximum goal achievement levels and overall payout amounts under the STIP and LTCP awards; (iv) the company’s adoption of, and adherence to, various compliance programs, including a code of ethics, a clawback policy, a contract review and approval process and signature authority policy and a system of internal controls and procedures; (v) the use of normalized cash flow as a performance metric; and (vi) the oversight exercised by the Compensation Committee over the performance metrics and results under the STIP and the LTCP. In addition, compensation programs are reviewed with Pearl Meyer, the compensation consultant, on an annual basis to ensure plans do not create incentives that would put the company at excessive risk. Based on the assessment described above, the Compensation Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the company.

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Accounting for Share-Based Compensation

We follow FASB ASC Topic 718 for our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards; FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render services in exchange for the option or other award.

Summary Compensation Table

The following table contains information concerning compensation awarded to, earned by or paid to our NEOs in the last three years. Our NEOs include: (i) William J. Merritt, our Chief Executive Officer, (ii) Richard J. Brezski, our Chief Financial Officer, and (iii) Scott A. McQuilkin, James J. Nolan and Lawrence F. Shay, who are our three other most highly compensated executive officers in 2016 who were serving as executive officers of the company at December 31, 2016. Additional information regarding the items reflected in each column follows the table.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation (6)	Total ($)
William J. Merritt	2016	620,000	387,806	385,000	1,240,000	78,925	2,711,731
President and Chief Executive Officer	2015	613,846	393,785	393,780	1,100,000	59,406	2,560,817
	2014	600,000	393,753	393,750	1,196,908	32,662	2,617,073

Richard J. Brezski	2016	375,038	176,270	175,000	435,654	30,197	1,192,159
Chief Financial Officer and Treasurer	2015	343,076	175,039	175,000	381,239	24,820	1,099,174
	2014	325,000	261,395	175,000	368,986	15,500	1,145,881

Scott A. McQuilkin	2016	415,000	277,012	275,000	587,001	25,790	1,579,803
Senior EVP, Innovation	2015	410,846	250,033	250,000	517,694	26,703	1,455,276
	2014	400,000	250,001	250,000	599,048	21,437	1,520,486

James J. Nolan	2016	378,026	188,849	187,500	524,326	39,311	1,318,012
EVP, IoT Solutions	2015	357,592	150,041	150,000	342,358	27,469	1,027,460
	2014	350,000	150,013	150,000	382,315	18,252	1,050,580

Lawrence F. Shay	2016	437,750	277,012	275,000	656,625	45,668	1,692,055
Senior EVP, Future Wireless,	2015	434,218	250,033	250,000	548,590	36,324	1,519,165
and Chief Intellectual Property	2014	425,000	250,001	250,000	636,928	20,906	1,582,835
Counsel

(1)	Base salary increases for 2016 did not become effective until April 1, 2016. Amounts reported for 2016 reflect the value of base salary earned by each NEO during 2016.

(2)	Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for time-based RSU awards granted during the designated fiscal year. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees and directors is generally equal to the grant date fair value of the awards and is recognized over the vesting periods applicable to the awards.

(3)

Amounts reported also reflect the value at the grant date of performance-based RSUs granted in such years based upon the probable outcome of the performance conditions for such awards, consistent with the

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estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

On March 30, 2016, the company granted performance-based RSU awards to its NEOs for the 2016-2018 cycle under the LTCP. As of the date of grant, consistent with the estimate determined as of the grant date under FASB ASC Topic 718, the probable outcome of the performance condition for these grants did not meet the threshold for recording compensation cost, and, as a result, their grant date value was $0. Accordingly, there is no value reported for the performance-based RSUs granted to the NEOs in 2016. The following table sets forth the grant date fair value of the performance-based RSUs granted to the NEOs in 2016 assuming that the highest level of performance conditions will be achieved and the grants vest at their maximum level of 200%:

NEO	Maximum Value Performance-Based RSU Awards 2016-2018 Cycle ($)
William J. Merritt	2,326,615
Richard J. Brezski	705,081
Scott A. McQuilkin	1,107,938
James J. Nolan	755,397
Lawrence F. Shay	1,107,938

(4)	Amounts reported reflect the value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718.

(5)	Amounts reported for fiscal 2016 include the value of payouts earned under the company’s STIP.

(6)	The following table details each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2016:

NEO	401(k) Plan Matching Contributions ($)(a)	Supplemental LTD ($)(b)	Deferred Compensation Plan Matching Contributions ($)(c)	Annual Inventor Award ($)(d)	Total ($)
William J. Merritt	7,950	5,005	65,970	—	78,925
Richard J. Brezski	7,950	3,495	18,752	—	30,197
Scott A. McQuilkin	7,950	5,390	12,450	—	25,790
James J. Nolan	7,950	5,304	24,057	2,000	39,311
Lawrence F. Shay	7,950	4,259	33,459	—	45,668

(a)	Amounts represent company matching contributions to all employees, including the NEOs, on 50% of the first 6% of the employee’s eligible salary and annual bonus contributed to the 401(k) Plan, up to the maximum amount permitted by the Internal Revenue Service.

(b)	Amounts represent premium amounts paid by the company for supplemental executive long-term disability insurance for the benefit of such NEO.

(c)	Amounts represent company matching contributions made pursuant to the company’s nonqualified deferred compensation plan for NEO contributions. For more information, see “Nonqualified Deferred Compensation.”

(d)	Amount represents inventor award compensation received by Mr. Nolan in 2016 pursuant to the company’s inventor award program.

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Grants of Plan-Based Awards in 2016

The following table summarizes the grants of (i) cash awards under the STIP (STIP) and (ii) options (OPT), time-based RSU awards (TRSU) and performance-based RSU awards (PSU) under the 2016-2018 cycle of the LTCP, each made to the NEOs during the year ended December 31, 2016. Each of these types of awards is discussed in “Compensation Discussion and Analysis” above.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Merritt	STIP		155,000	620,000	1,240,000
	OPT	3/30/2016								27,540	54.93	385,000
	TRSU	3/30/2016							7,060			387,806
	PSU	3/30/2016				10,589	21,178	42,356				0
Richard J. Brezski	STIP		57,750	231,000	462,000
	OPT	3/30/2016								12,518	54.93	175,000
	TRSU	3/30/2016							3,209			176,270
	PSU	3/30/2016				3,209	6,418	12,836				0
Scott A. McQuilkin	STIP		77,813	311,250	622,500
	OPT	3/30/2016								19,671	54.93	275,000
	TRSU	3/30/2016							5,043			277,012
	PSU	3/30/2016				5,042	10,085	20,170				0
James J. Nolan	STIP		72,188	288,750	577,500
	OPT	3/30/2016								13,413	54.93	187,500
	TRSU	3/30/2016							3,438			188,849
	PSU	3/30/2016				3,438	6,876	13,752				0
Lawrence F. Shay	STIP		82,078	328,313	656,625
	OPT	3/30/2016								19,671	54.93	275,000
	TRSU	3/30/2016							5,043			277,012
	PSU	3/30/2016				5,042	10,085	20,170				0

(1)	Amounts reported represent the potential threshold, target and maximum STIP payouts depending on the level of performance achieved under the STIP for fiscal 2016. Such amounts ranged from 25% of the target payout, representing the minimum percentage of the STIP executive incentive pool that would be funded upon achievement of a certain level of performance against the related financial goal, to 200% of the target payout, representing the maximum payout possible under the STIP. For all NEOs, the actual amount earned for fiscal 2016, which is reported in the Summary Compensation Table above, was based on the company’s achievement of the 2016 financial and strategic corporate goals established by the Compensation Committee in March 2016 and departmental and individual performance of the NEO during 2016.

(2)	Amounts reported represent the potential threshold, target and maximum number of performance-based RSUs the NEO could earn pursuant to his performance-based RSU award under the 2016-2018 cycle. 100% achievement of the performance goal or goals results in a 100% payout of the associated target amounts. For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based RSUs would vest.

(3)

Grant date fair value of RSU awards is determined in accordance with FASB ASC Topic 718. The TRSU awards granted in 2016 are scheduled to vest in full on March 15, 2019. Amounts reported for option grants reflect the value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. For fiscal 2016, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 4.5 years; volatility of 33.11%; a risk-free interest rate of 1.29%; and a dividend yield of 1.46%. Amounts reported for performance-based

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RSUs are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the date of grant, the probable outcome of the performance condition for the 2016-2018 cycle did not meet the threshold for recording compensation cost, and, as a result, the grant date value of the performance-based RSU awards was $0. Accordingly, there is no value reported for the performance-based RSUs granted in 2016.

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Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth information concerning outstanding option and stock awards of the NEOs as of December 31, 2016.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
William J. Merritt	1/18/13		22,085	—	—	44.19	1/18/20
	3/15/14		25,105	12,553	—	30.69	3/15/21
	3/15/14							13,383	1,222,563
	3/15/14	(6)								26,766	2,445,127
	3/15/15		8,097	16,194	—	52.85	3/15/22
	3/15/15							7,649	698,745
	3/15/15	(7)								15,297	1,397,398
	3/30/16		—	27,540	—	54.93	3/30/23
	3/30/16							7,134	651,780
	3/30/16	(8)								21,402	1,955,155

Richard J. Brezski	1/18/13		7,362	—	—	44.19	1/18/20
	3/15/14		11,158	5,579	—	30.69	3/15/21
	3/15/14							5,948	543,435
	3/15/14	(6)								11,896	1,086,776
	3/15/15		3,598	7,198	—	52.85	3/15/22
	3/15/15							3,400	310,595
	3/15/15	(7)								6,799	621,097
	3/30/16		—	12,518	—	54.93	3/30/23
	3/30/16							3,243	296,255
	3/30/16	(8)								6,486	592,510

Scott A. McQuilkin	1/18/13		11,042	—	—	44.19	1/18/20
	3/15/14		15,940	7,970	—	30.69	3/15/21
	3/15/14							8,497	776,228
	3/15/14	(6)								16,994	1,552,456
	3/15/15		5,141	10,282	—	52.85	3/15/22
	3/15/15							4,856	443,667
	3/15/15	(7)								9,712	887,241
	3/30/16		—	19,671	—	54.93	3/30/23
	3/30/16							5,096	465,570
	3/30/16	(8)								10,192	931,048

James. J. Nolan	1/18/13		8,834	—	—	44.19	1/18/20
	3/15/14		9,564	4,782	—	30.69	3/15/21
	3/15/14							5,098	465,774
	3/15/14	(6)								10,197	931,549
	3/15/15		3,084	6,170	—	52.85	3/15/22
	3/15/15							2,914	266,238
	3/15/15	(7)								5,827	532,382
	3/30/16		—	13,413	—	54.93	3/30/23
	3/30/16							3,474	317,396
	3/30/16	(8)								6,949	634,793

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			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Lawrence F. Shay	1/18/13		14,723	—	—	44.19	1/18/20
	3/15/14		15,940	7,970	—	30.69	3/15/21
	3/15/14							8,497	776,228
	3/15/14	(6)								16,994	1,552,456
	3/15/15		5,141	10,282	—	52.85	3/15/22
	3/15/15							4,856	443,667
	3/15/15	(7)								9,712	887,241
	3/30/16		—	19,671	—	54.93	3/30/23
	3/30/16							5,096	465,570
	3/30/16	(8)								10,192	931,048

(1)	Amounts reported represent awards of options under the LTCP. All options vest annually, in three equal installments, beginning on the first anniversary of the grant date.

(2)	All awards made on March 15, 2014 are time-based RSUs granted pursuant to the 2014-2016 cycle that vested in full on March 15, 2017. All awards made on March 15, 2015 are time-based RSUs granted pursuant to the 2015-2017 cycle and are scheduled to vest in full on March 15, 2018. All awards made on March 30, 2016 are time-based RSUs granted pursuant to the 2016-2018 cycle and are scheduled to vest in full on March 15, 2019.

(3)	Values reported were determined by multiplying the number of unvested time-based RSUs by $91.35, the closing price of our common stock on December 30, 2016, the last trading day in 2016 (plus cash in lieu of a fractional share).

(4)	Amounts reported were based on target performance measures and represent awards of performance-based RSUs made under the LTCP.

(5)	Values reported were based on target performance measures and determined by multiplying the number of unvested performance-based RSUs by $91.35, the closing price of our common stock on December 30, 2016, the last trading day in 2016 (plus cash in lieu of a fractional share).

(6)	Performance-based RSU award granted pursuant to the 2014-2016 cycle, which was scheduled to vest on March 15, 2017 provided that the Compensation Committee had determined that the threshold level of performance had been achieved with respect to the goal associated with the cycle. As discussed above in “Compensation Discussion and Analysis,” the Compensation Committee determined that a total achievement level of at least approximately 160% had been met with respect to the goal for this cycle, resulting in a payout of 200% of the target performance-based RSU award.

(7)	Performance-based RSU award granted for the performance cycle that began on January 1, 2015, and runs through December 31, 2017 (the “2015-2017 cycle”), which is scheduled to vest on March 15, 2018 provided that the Compensation Committee has determined that the threshold level of performance has been achieved with respect to the goals associated with the cycle.

(8)	Performance-based RSU award granted pursuant to the 2016-2018 cycle, which is scheduled to vest on March 15, 2019 provided that the Compensation Committee has determined that the threshold level of performance has been achieved with respect to the goals associated with the cycle.

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Option Exercises and Stock Vested in 2016

The following table sets forth information, on an aggregated basis, concerning stock options exercised and stock awards vested during 2016 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William J. Merritt	—	—	8,816	388,121
Richard J. Brezski	—	—	3,971	173,948
Scott A. McQuilkin	—	—	4,408	194,061
James J. Nolan	—	—	3,526	155,230
Lawrence F. Shay	—	—	5,877	258,732

(1)	Includes dividend equivalents accrued and paid out in additional shares of common stock upon the vesting of the underlying awards.

(2)	Amounts reported represent the total pre-tax value realized upon the vesting of RSUs (number of shares vested times the closing price of our common stock on the vesting date) plus cash in lieu of a fractional share.

Nonqualified Deferred Compensation

In 2013, the company introduced a nonqualified deferred compensation plan to complement the 401(k) Plan. The IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) plan account. The deferred compensation plan provides the company’s directors and designated select group of highly compensated employees, including the NEOs, with an opportunity to set aside additional compensation for their retirement. Pursuant to the terms of the deferred compensation plan, each eligible employee, including each NEO, may elect to defer base salary and STIP payouts, and non-employee members of the Board of Directors may elect to defer Board fees, in each case on a pre-tax basis and up to a maximum amount selected annually by the Compensation Committee.

An employee participant or director may allocate deferrals to one or more deemed investments under the deferred compensation plan. The amount of earnings (or losses) that accrue to a participant’s account attributable to deferrals depends on the performance of investment alternatives selected by the participant. The deemed investment options are currently similar to those available under the 401(k) Plan. However, a participant’s election of investment alternatives as measuring devices for determining the value of a participant’s account does not represent actual ownership of, or any ownership rights in or to, the investments to which the investment alternatives refer, nor is the company in any way bound or directed to make actual investments corresponding to such deemed investments.

The company will not make any matching or discretionary contributions to the accounts of directors. However, the company may, but is not required to, make matching or discretionary contributions in cash to the accounts of employee participants. Any such company contributions are subject to a vesting schedule as determined by the Compensation Committee. The specific terms for each plan year, including eligible compensation, minimum and maximum deferral amounts (by percentage of compensation) and matching terms, are determined on an annual basis by the Compensation Committee.

Employee participant and director account payment obligations are payable in cash on a date or dates selected by the employee participant or director or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances. An employee participant or director may elect to defer to a single lump-sum payment of his or her account, or may elect payments over time.

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For the 2016 plan year, eligible employees could elect to defer 6%, 10%, 20%, 30% or 40% of their base salary and 25%, 50%, 75% or 100% of their STIP. Matching contributions are determined on a combined plan basis taking into account deferred amounts under both the 401(k) Plan and the deferred compensation plan. Deferral elections had to be made by December 31, 2015. For 2016, a participant’s combined match for the 401(k) and deferred compensation plan was 50% of the combined deferrals up to 6% of the participant’s eligible deferrals. Matching contributions are deemed to be notionally invested in the InterDigital Stock Fund and are not eligible for transfer to other investment options. Matching contributions vest ratably based on years of service of the participant over three years in one-third increments, with the first vesting occurring after one year of service. Each NEO participating in the plan had at least three years of service with the company prior to the adoption of this plan; therefore, all will be immediately and fully vested in any matching contributions. Matching contributions are made once annually after the end of the year.

The following table sets forth the relevant information regarding the deferred compensation plan for 2016.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
William J. Merritt	523,000	65,970	129,028	—	1,549,702
Richard J. Brezski	37,504	18,752	18,247	—	146,522
Scott A. McQuilkin	24,900	12,450	28,084	—	183,546
James J. Nolan	671,779	24,057	88,477	—	1,258,911
Lawrence F. Shay	646,383	33,459	126,600	—	1,728,666

(1)	Contributions include deferred 2015 STIP amounts (which were paid in 2016), deferred 2016 salary amounts and certain deferred 2016 STIP amounts (corresponding to the portion of the 2016 STIP amount paid in 2016; the remaining portion of the payouts were not made until 2017). For Messrs. Merritt, Brezski, McQuilkin and Shay, $62,000, $37,504, $24,900 and $175,100, respectively, were included in the “Salary” column of the Summary Compensation Table for fiscal 2016, and for Messrs. Merritt, Nolan and Shay, $186,000, $338,357 and $196,988, respectively, were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal 2016.

(2)	For the 2016 plan year, the company matched deferrals up to 50% of the first 6% of the participant’s base salary and annual bonus, determined on a combined plan basis taking into account amounts deferred under both the 401(k) Plan and the deferred compensation plan during the 2016 calendar year. The amounts disclosed in this column reflect matching contributions (made by the company in 2017) for 2016 NEO deferral contributions and are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2016. Because a portion of the 2016 STIP payments were made in 2017, the deferral amount related to that portion of the 2016 STIP payment is considered a 2017 contribution and will be matched after year-end 2017.

(3)	The company does not pay guaranteed, above-market or preferential earnings on deferred compensation; therefore, the amounts in this column are not included in the Summary Compensation Table. Balances include earnings or losses credited to the NEO’s account from notional investment alternatives elected by the NEO from alternatives that are similar to those available to participants in the 401(k) Plan.

(4)	Aggregate balance consists of employee contributions made in 2013 through 2016, company matching contributions for 2013 through 2016 and notional investment earnings through 2016.

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Set forth below are the amounts reported in the aggregate balance that were previously reported in the “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2013, 2014 and 2015, in the aggregate:

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)
William J. Merritt	277,347	735,977	70,941
Richard J. Brezski	34,231	19,500	17,672
Scott A. McQuilkin	24,623	67,750	21,608
James J. Nolan	—	788,362	19,433
Lawrence F. Shay	411,301	725,759	34,213

The deferred compensation plan was implemented in 2013; therefore, there are no amounts included that were reported as compensation to any NEO prior to 2013.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed above in “Compensation Discussion and Analysis,” each NEO has an employment agreement with the company that provides for severance pay and benefits, among other things, in certain events of termination of employment, as described below.

Time-Based RSU, Performance-Based RSU, Option and STIP Awards

If an NEO’s employment terminates due to disability or death or the NEO is terminated by the company without cause (as described below), the NEO would be entitled to pro-rata vesting of all time-based RSUs. For time-based RSU awards, the pro-rata portion of each grant is determined by multiplying the total number of RSUs by a fraction equal to the number of company payroll periods during the vesting period for which the NEO was employed by the total number of payroll periods during the vesting period.

If an NEO’s employment terminates for any reason prior to the second anniversary of the grant date of an award of performance-based RSUs, the NEO would forfeit eligibility to receive any payout of such performance-based RSUs. If, however, the NEO’s employment terminates subsequent to the second anniversary of the grant date of a performance-based RSU award, in the event of disability or death or termination by the company without cause, the NEO would be eligible to earn a pro-rata portion of such performance-based RSU award. For such awards, the pro-rated amount is determined by multiplying the number of RSUs that would otherwise have vested (based on actual performance over the performance period) by a fraction equal to the portion of the vesting period that had transpired prior to the cessation of employment.

If an NEO is terminated by the company without cause, the NEO would be entitled to pro-rata vesting of options granted under the LTCP. The pro-rata portion of each option grant is determined by multiplying the total number of options by a fraction equal to the number of company payroll periods during the vesting period for which the NEO was employed by the total number of payroll periods during the vesting period.

Pursuant to the terms of their respective employment agreements, in the event of his termination without “cause” or his resignation for “good reason,” in each case, on or within one year following a “change in control” of the company, Messrs. Merritt, McQuilkin and Shay each would be entitled to receive an amount equal to 200% of his target payout under the STIP and Messrs. Brezski and Nolan each would be entitled to receive an amount equal to 100% of his target payout under the STIP.

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Pursuant to the terms of the LTCP and STIP awards, the NEO forfeits any such awards if his employment terminates for cause.

Any rights that the NEOs would have under these awards in connection with other termination scenarios are discussed below in connection with the relevant scenario.

Deferred Compensation

If an NEO’s employment terminates due to retirement or disability or the NEO voluntarily terminates his employment with the company for any reason, the NEO would receive a distribution of his deferred amounts under the deferred compensation plan, including the vested portion of any company matching or discretionary contributions, in accordance with the NEO’s applicable distribution elections. In the event of a termination due to death, the NEO would receive the balance of his deferred compensation account in a lump sum as soon as administratively practicable. In the event the NEO is involuntarily terminated by the company, the NEO would receive the balance of his deferred compensation account in a lump sum within 90 days of the date of termination. In the event of a change in control, as defined by the deferred compensation plan, the NEO would receive a distribution of his account balance in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

Termination Scenarios

The following is a discussion of the various termination scenarios that would require us to make payments to the NEOs. Unless different treatment is indicated below, please see “Time-Based RSU, Performance-Based RSU, Option and STIP Awards” above for the treatment of the LTCP and STIP awards upon termination under each of the following termination scenarios.

Termination Due to Retirement

The retirement of an NEO would trigger the distribution of such NEO’s deferred amounts under the deferred compensation plan in accordance with his applicable distribution elections.

Termination Due to Death

In the event of the termination of an NEO’s employment due to death, the company would pay to the NEO’s executors, legal representatives or administrators an amount equal to the accrued but unpaid portion of the NEO’s base salary. The NEO’s executors, legal representatives or administrators would be entitled to receive the payment prescribed under any death or disability benefits plan in which the NEO was a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Termination for Cause

Pursuant to the terms of the NEO employment agreements, the company may terminate the employment of any NEO at any time for “cause” which is generally defined in the employment agreements to include: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the NEO with respect to the NEO’s obligations or otherwise relating to the business of the company; (b) the NEO’s material breach of his employment agreement or the company’s nondisclosure and assignment of ideas agreement; (c) the NEO’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, any felony, or any crime of moral turpitude; or (d) the NEO’s willful neglect of duties as determined in the sole and exclusive discretion of the Board. In the event of such a termination, the NEO would be entitled to receive any earned but unpaid base salary and any accrued but unused paid time off, in each case as of the date of the termination (together, the “Standard Entitlements”).

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Termination Without Cause

Pursuant to the terms of the NEO employment agreements, the company may terminate the employment of any NEO at any time, for any reason, without cause upon 30 days prior written notice to the NEO. In the event of a termination without cause, the NEO would be entitled to receive the Standard Entitlements. In addition, provided he executes a separation agreement in a form acceptable to the company (which includes, among other things, a broad release of all claims against the company and a non-disparagement provision) (a “Separation Agreement”), the NEO would be entitled to receive: (i) severance in an amount equal to one and a half times his base salary then in effect (in the case of Mr. Merritt, two and a half times his base salary then in effect) paid over a period of twelve months (eighteen months in the case of Mr. Merritt) commencing 60 days after his date of termination; (ii) health coverage on terms and conditions comparable to those most recently provided to him for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination; and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

Termination by the NEO

Pursuant to the terms of the NEO employment agreements, each NEO may terminate his employment with us at any time for “good reason,” which means the NEO’s resignation of employment with the company follows the occurrence of one or more of the following, in each case without the NEO’s consent: (i) a material diminution in the NEO’s base salary or in the NEO’s target bonus opportunity under the STIP as in effect for the year in which the termination occurs; (ii) a material diminution in the NEO’s title, authority, duties or responsibilities; (iii) a material failure to comply with the compensation provision of the NEO’s employment agreement; (iv) relocation of the NEO’s primary office more than 50 miles from the NEO’s current office; or (v) any other action or inaction that constitutes a material breach by the company of the employment agreement or the company’s nondisclosure and assignment of ideas agreement. In the event that an NEO terminates his employment for good reason, the NEO would be entitled to receive the Standard Entitlements. In addition, provided he executes a Separation Agreement, the NEO would be entitled to receive: (i) severance in an amount equal to one and a half times his base salary then in effect (in the case of Mr. Merritt, two and a half times his base salary then in effect) paid over a period of eighteen months; (ii) health coverage on terms and conditions comparable to those most recently provided to him for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination; and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

In addition, pursuant to the terms of the employment agreements, each NEO can terminate his employment with us without good reason, provided that the date of termination is at least 30 days after the date he gives written notice of the termination to the company. In the event that an NEO terminates his employment without good reason, he would be entitled to receive the Standard Entitlements.

Termination Following a Change in Control

Pursuant to the terms of the NEO employment agreements, if the company terminates an NEO other than for cause or such NEO terminates his employment with us for good reason, in each case within one year following a change in control of the company, he would be entitled to receive the Standard Entitlements. In addition, provided that he executes a Separation Agreement, the NEO would be entitled to (i) severance in an amount equal to (a) for Messrs. Merritt, McQuilkin and Shay, two times the sum of his base salary and target bonus under the STIP then in effect and (b) for Messrs. Brezski and Nolan, two times the base salary then in effect and one times the bonus target under the STIP then in effect, in each case, paid in a lump sum 60 days after his date of termination; (ii) an amount equal to the cost of continued health coverage on terms and conditions comparable to those most recently provided to him for the period of twenty-four months, paid in a lump sum 60 days after date of termination and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

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For this purpose, under the NEO employment agreements, “change in control” of the company generally means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons, in one transaction or a series of related transactions, of more than 50% of the voting power represented by our outstanding stock on the date of the NEO’s employment agreement, or a sale of substantially all of our assets.

If the company terminates an NEO other than for cause or such NEO terminates his employment with us for good reason, in each case within one year following a change in control of the company, (i) the NEO would be entitled to the early vesting of all outstanding performance-based RSU awards at target and (ii) all outstanding stock option and time-based RSU awards would become fully vested.

Change in Control without Termination

In the event of a change in control without termination, each outstanding performance-based RSU award would be deemed to have been earned at target as of the effective date of the change in control; however, the award would remain subject to any employment and time-based vesting conditions.

Post-Termination Obligations

Each of the NEOs is bound by certain confidentiality obligations, which extend indefinitely, and, pursuant to the terms of their respective employment agreements, by certain non-competition and non-solicitation covenants (i) for a period of (a) one year for Mr. Merritt following termination of employment by the company for any reason or resignation by Mr. Merritt for any reason, and (b) for a period up to a maximum of one year for all other NEOs, depending on the nature of the termination and whether the company pays severance to the NEO following termination; or (ii) two years following termination of employment by the company without cause or resignation by the NEO for good reason, in each case, on or within twelve months after a change in control. In addition, each of the NEOs is bound by certain covenants protecting our right, title and interest in and to certain intellectual property that either has been or is being developed or created in whole or in part by the NEO.

Taxes

In the event that the payments made to each NEO upon termination constitute “parachute payments” pursuant to Section 280G of the Code, the NEO employment agreements provide that either (i) the payments will be reduced to such lesser amount that would result in no amount being subject to excise tax or (ii) the payments will be made in full, whichever produces the larger after-tax net benefit to the NEO. The employment agreements do not provide for an excise tax “gross-up.”

Term of Employment

The employment agreement with each NEO provides for an initial employment term of two years, which term automatically renews for additional successive one-year periods (unless either party provides notice of non-renewal at least 90 days before the expiration of the term (as extended by any renewal period)). In the event that a change in control occurs at any time during the term, then the term shall extend for an additional year and 90 days from the date of the change in control, provided such extension serves to lengthen the term that would otherwise have been in place.

Potential Payments upon Termination or Change in Control

The following tables reflect the potential payments and benefits that would be provided to each NEO upon: (i) termination due to disability, (ii) retirement, (iii) death, (iv) termination without cause, (v) termination by the NEO for good reason, (vi) termination upon a change in control of the company (by the company without cause or by the NEO for good reason) within one year of a change in control and (vii) change in control of the company

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without a termination. The amounts shown assume that the termination (or the change in control in the case of (vii)) was effective as of December 30, 2016, the last business day of 2016, and the price per share used to calculate the value of the company’s stock awards was $91.35, the per share closing market price of our common stock as of that date. The amounts reflected are estimates of the amounts that would have been paid to the NEOs upon their termination. In addition, note that the tables below do not take into account the cutback provision described above under “Termination Scenarios — Taxes;” as a result, the actual amounts paid could be lower than what is presented. The actual amounts to be paid can be determined only at the time the events described above actually occur.

William J. Merritt

Assuming the following events occurred on December 30, 2016, Mr. Merritt’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		6,221,807	(3)	1,549,702	—	20,000	—		—
Retirement	—		—		1,549,702	—	—	—		—
Death	—		6,221,807	(3)	1,549,702	300,000	—	—		—
Without Cause	1,550,000	(1)	7,549,647	(3)	1,549,702	—	—	15,515	(8)	10,000
Voluntary Resignation for Good Reason	1,550,000	(1)	—		1,549,702	—	—	15,515	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Merritt for Good Reason, within 1 year)	2,480,000	(2)	13,203,840	(4)	1,549,702	—	—	20,687	(9)	10,000
Change in Control (Without Termination)	—		—		1,549,702	—	—	—		—

(1)	This amount represents severance equal to two and a half times Mr. Merritt’s base salary of $620,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 18 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. Merritt’s base salary of $620,000 and target 2016 STIP payout of $620,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 30, 2016, of Mr. Merritt’s time-based and performance-based RSUs granted under the 2014-2016 cycle, time-based RSUs granted under the 2015-2017 cycle and time-based RSUs granted under the 2016-2018 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Merritt would forfeit eligibility to receive any payout of performance-based RSUs under the 2015-2017 and 2016-2018 cycles since a termination on December 30, 2016 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown

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is comprised of: (a) $1,128,521, representing the value of 12,353 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $4,514,082, representing the value of 49,415 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share; (c) $412,081, representing the value of 4,511 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); and (d) $167,123, representing the value of 1,829 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Merritt’s options granted under the 2014-2016, 2015-2017, and 2017-2018 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 11,588, 9,551 and 7,062 options, with a value of $702,928, $367,714 and $257,198, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 30, 2016 of $91.35 and the exercise price of the options.

(4)	This amount represents the value, at December 30, 2016, of Mr. Merritt’s time-based RSUs, performance-based RSUs and option awards granted under the 2014-2016, 2015-2017 and 2016-2018 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target; however, for the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $1,222,564, representing the value of 13,383 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $4,890,256, representing the value of 53,533 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (c) $698,746, representing the value of 7,649 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (d) $1,397,398, representing the value of 15,297 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (e) $651,780, representing the value of 7,134 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (f) $1,955,155, representing the value of 21,402 performance-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (g) $761,465, representing the value of 12,553 options granted under the 2014-2016 cycle; (h) $623,469, representing the value of 16,194 options granted under the 2015-2017 cycle and (i) $1,003,007, representing the value of 27,540 options granted under the 2016-2018 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $91.35 on December 30, 2016 and the exercise price of the options.

(5)	This amount represents the balance, at December 30, 2016, of Mr. Merritt’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, a portion of which would be paid out in a lump sum within 90 days of the date of termination and a portion of which would be paid out in annual installments over five years, as applicable pursuant to Mr. Merritt’s deferral elections, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control, in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Merritt under our executive long-term disability plan in the event of his termination due to disability on December 30, 2016, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) his 65th birthday.

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of 18 months after termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 30, 2016 pursuant to his employment agreement.

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(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 30, 2016 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

Richard J. Brezski

Assuming the following events occurred on December 30, 2016, Mr. Brezski’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		2,767,125	(3)	146,522	—	20,000	—		—
Retirement	—		—		146,522	—	—	—		—
Death	—		2,767,125	(3)	146,522	300,000	—	—		—
Without Cause	577,500	(1)	3,359,865	(3)	146,522	—	—	17,176	(8)	10,000
Voluntary Resignation for Good Reason	577,500	(1)	—		146,522	—	—	17,176	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Brezski for Good Reason, within 1 year)	1,001,000	(2)	5,608,898	(4)	146,522	—	—	34,351	(9)	10,000
Change in Control (Without Termination)	—		—		146,522	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Brezski’s base salary of $385,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to the sum of two times Mr. Brezski’s base salary of $385,000 and one times his target 2016 STIP payout of $231,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 30, 2016, of Mr. Brezski’s time-based and performance-based RSUs granted under the 2014-2016 cycle, time-based RSUs granted under the 2015-2017 cycle and time-based RSUs granted under the 2016-2018 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Brezski would forfeit eligibility to receive any payout of performance-based RSUs under the 2015-2017 and 2016-2018 cycles since a termination on December 30, 2016 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $501,633, representing the value of 5,491 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $2,006,357, representing the value of 21,963

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performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share; (c) $183,172, representing the value of 2,005 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); and (d) $75,963, representing the value of 831 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Brezski’s options granted under the 2014-2016, 2015-2017, and 2017-2018 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 5,150, 4,245 and 3,210 options, with a value of $312,399, $163,433 and $116,908, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 30, 2016 of $91.35 and the exercise price of the options.

(4)	This amount represents the value, at December 30, 2016, of Mr. Brezski’s time-based RSUs, performance-based RSUs and option awards granted under the 2014-2016, 2015-2017 and 2016-2018 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target; however, for the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $543,436, representing the value of 5,948 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $2,173,553, representing the value of 23,793 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (c) $310,595, representing the value of 3,400 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (d) $621,097, representing the value of 6,799 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (e) $296,255, representing the value of 3,243 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (f) $592,511, representing the value of 6,486 performance-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (g) $338,422, representing the value of 5,579 options granted under the 2014-2016 cycle; (h) $277,123, representing the value of 7,198 options granted under the 2015-2017 cycle and (i) $455,906, representing the value of 12,518 options granted under the 2016-2018 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $91.35 on December 30, 2016 and the exercise price of the options.

(5)	This amount represents the balance, at December 30, 2016, of Mr. Brezski’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, in a lump sum within 90 days of the date of termination, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Brezski under our executive long-term disability plan in the event of his termination due to disability on December 30, 2016, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) his 65th birthday.

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Brezski as of December 30, 2016 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Brezski as of December 30, 2016 pursuant to his employment agreement.

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(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

Scott A. McQuilkin

Assuming the following events occurred on December 30, 2016, Mr. McQuilkin’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		3,963,618	(3)	183,546	—	20,000	—		—
Retirement	—		—		183,546	—	—	—		—
Death	—		3,963,618	(3)	183,546	300,000	—	—		—
Without Cause	622,500	(1)	4,827,060	(3)	183,546	—	—	17,176	(8)	10,000
Voluntary Resignation for Good Reason	622,500	(1)	—		183,546	—	—	17,176	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. McQuilkin for Good Reason, within 1 year)	1,452,500	(2)	8,204,402	(4)	183,546	—	—	34,351	(9)	10,000
Change in Control (Without Termination)	—		—		183,546	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. McQuilkin’s base salary of $415,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. McQuilkin’s base salary of $415,000 and target 2016 STIP payout of $311,250. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 30, 2016, of Mr. McQuilkin’s time-based and performance-based RSUs granted under the 2014-2016 cycle, time-based RSUs granted under the 2015-2017 cycle and time-based RSUs granted under the 2016-2018 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. McQuilkin would forfeit eligibility to receive any payout of performance-based RSUs under the 2015-2017 and 2016-2018 cycles since a termination on December 30, 2016 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $716,518, representing the value of 7,843 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $2,866,073, representing the value of 31,374 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share; (c) $261,650, representing the value of 2,864 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); and (d) $119,377, representing the value of 1,306 time-based RSUs granted under

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the 2016-2018 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. McQuilkin’s options granted under the 2014-2016, 2015-2017, and 2017-2018 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 7,357, 6,064 and 5,044 options, with a value of $446,276, $233,464 and $183,702, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 30, 2016 of $91.35 and the exercise price of the options.

(4)	This amount represents the value, at December 30, 2016, of Mr. McQuilkin’s time-based RSUs, performance-based RSUs and option awards granted under the 2014-2016, 2015-2017 and 2016-2018 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target; however, for the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $776,228, representing the value of 8,497 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $3,104,912, representing the value of 33,989 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (c) $443,668, representing the value of 4,856 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (d) $887,241, representing the value of 9,712 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (e) $465,570, representing the value of 5,096 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (f) $931,048, representing the value of 10,192 performance-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (g) $483,460, representing the value of 7,970 options granted under the 2014-2016 cycle; (h) $395,857, representing the value of 10,282 options granted under the 2015-2017 cycle and (i) $716,418, representing the value of 19,671 options granted under the 2016-2018 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $91.35 on December 30, 2016 and the exercise price of the options.

(5)	This amount represents the balance, at December 30, 2016, of Mr. McQuilkin’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, in a lump sum within 90 days of the date of termination, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. McQuilkin under our executive long-term disability plan in the event of his termination due to disability on December 30, 2016, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) 48 months from the commencement of benefits (since his benefits would have commenced under the plan after he reached age 61).

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 30, 2016 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 30, 2016 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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James J. Nolan

Assuming the following events occurred on December 30, 2016, Mr. Nolan’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		2,388,126	(3)	1,258,911	—	20,000	—		—
Retirement	—		—		1,258,911	—	—	—		—
Death	—		2,388,126	(3)	1,258,911	300,000	—	—		—
Without Cause	577,500	(1)	2,921,327	(3)	1,258,911	—	—	15,494	(8)	10,000
Voluntary Resignation for Good Reason	577,500	(1)	—		1,258,911	—	—	15,494	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Nolan for Good Reason, within 1 year)	1,058,750	(2)	5,095,807	(4)	1,258,911	—	—	30,988	(9)	10,000
Change in Control (Without Termination)	—		—		1,258,911	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Nolan’s base salary of $385,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to the sum of two times Mr. Nolan’s base salary of $385,000 and one times his target 2016 STIP payout of $288,750. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)	This amount represents the value, at December 30, 2016, of Mr. Nolan’s time-based and performance-based RSUs granted under the 2014-2016 cycle, time-based RSUs granted under the 2015-2017 cycle and time-based RSUs granted under the 2016-2018 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Nolan would forfeit eligibility to receive any payout of performance-based RSUs under the 2015-2017 and 2016-2018 cycles since a termination on December 30, 2016 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $429,946, representing the value of 4,706 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $1,719,784, representing the value of 18,826 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share; (c) $157,012, representing the value of 1,718 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); and (d) $81,384, representing the value of 890 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Nolan’s options granted under the 2014-2016, 2015-2017, and 2017-2018 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 4,415, 3,639 and 3,440 options, with a value of $267,814, $140,102 and $125,285, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 30, 2016 of $91.35 and the exercise price of the options.

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(4)	This amount represents the value, at December 30, 2016, of Mr. Nolan’s time-based RSUs, performance-based RSUs and option awards granted under the 2014-2016, 2015-2017 and 2016-2018 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target; however, for the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $465,775, representing the value of 5,098 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $1,863,100, representing the value of 20,395 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (c) $266,238, representing the value of 2,914 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (d) $532,382, representing the value of 5,827 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (e) $317,397, representing the value of 3,474 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (f) $634,793, representing the value of 6,949 performance-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (g) $290,076, representing the value of 4,782 options granted under the 2014-2016 cycle; (h) $237,545, representing the value of 6,170 options granted under the 2015-2017 cycle and (i) $488,501, representing the value of 13,413 options granted under the 2016-2018 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $91.35 on December 30, 2016 and the exercise price of the options.

(5)	This amount represents the balance, at December 30, 2016, of Mr. Nolan’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, a portion of which would be paid out in annual installments over five years beginning in 2020 and a portion of which would be paid out in annual installments over 10 years, as applicable pursuant to Mr. Nolan’s deferral elections (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Nolan under our executive long-term disability plan in the event of his termination due to disability on December 30, 2016, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) his 65th birthday.

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Nolan as of December 30, 2016 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Nolan as of December 30, 2016 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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Lawrence F. Shay

Assuming the following events occurred on December 30, 2016, Mr. Shay’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		3,963,618	(3)	1,728,666	—	20,000	—		—
Retirement	—		—		1,728,666	—	—	—		—
Death	—		3,963,618	(3)	1,728,666	300,000	—	—		—
Without Cause	656,625	(1)	4,827,060	(3)	1,728,666	—	—	17,176	(8)	10,000
Voluntary Resignation for Good Reason	656,625	(1)	—		1,728,666	—	—	17,176	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Shay for Good Reason, within 1 year)	1,532,126	(2)	8,204,402	(4)	1,728,666	—	—	34,351	(9)	10,000
Change in Control (Without Termination)	—		—		1,728,666	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Shay’s base salary of $437,750, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. Shay’s base salary of $437,750 and target 2016 STIP payout of $328,313. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)	This amount represents the value, at December 30, 2016, of Mr. Shay’s time-based and performance-based RSUs granted under the 2014-2016 cycle, time-based RSUs granted under the 2015-2017 cycle and time-based RSUs granted under the 2016-2018 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Shay would forfeit eligibility to receive any payout of performance-based RSUs under the 2015-2017 and 2016-2018 cycles since a termination on December 30, 2016 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $716,518, representing the value of 7,843 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $2,866,073, representing the value of 31,374 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share; (c) $261,650, representing the value of 2,864 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); and (d) $119,377, representing the value of 1,306 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Shay’s options granted under the 2014-2016, 2015-2017, and 2017-2018 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 7,357, 6,064 and 5,044 options, with a value of $446,276, $233,464 and $183,702, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 30, 2016 of $91.35 and the exercise price of the options.

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(4)	This amount represents the value, at December 30, 2016, of Mr. Shay’s time-based RSUs, performance-based RSUs and option awards granted under the 2014-2016, 2015-2017 and 2016-2018 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target; however, for the performance-based RSU award granted under the 2014-2016 cycle (the performance period for which ended December 31, 2016), the amount reflects the actual payout of 200% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $776,228, representing the value of 8,497 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $3,104,912, representing the value of 33,989 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (c) $443,668, representing the value of 4,856 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (d) $887,241, representing the value of 9,712 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (e) $465,570, representing the value of 5,096 time-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (f) $931,048, representing the value of 10,192 performance-based RSUs granted under the 2016-2018 cycle (plus cash in lieu of a fractional share); (g) $483,460, representing the value of 7,970 options granted under the 2014-2016 cycle; (h) $395,857, representing the value of 10,282 options granted under the 2015-2017 cycle and (i) $716,418, representing the value of 19,671 options granted under the 2016-2018 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $91.35 on December 30, 2016 and the exercise price of the options.

(5)	This amount represents the balance, at December 30, 2016, of Mr. Shay’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, a portion of which would be paid out in annual installments over two years and a portion of which would be paid out in annual installments over four years, as applicable pursuant to Mr. Shay’s deferral elections, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Shay under our executive long-term disability plan in the event of his termination due to disability on December 30, 2016, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (1) the date he ceases to be totally disabled or (2) his 65th birthday.

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Shay as of December 30, 2016 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Shay as of December 30, 2016 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the company’s equity compensation plan information relating to the common stock authorized for issuance under the company’s equity compensation plans as of December 31, 2016:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by InterDigital shareholders	1,904,175	$37.38	1,236,239
Equity compensation plans not approved by InterDigital shareholders(3)	—	$—	—
Total	1,904,175	$37.38	1,236,239

(1)	Column (a) includes 550,410 shares of common stock underlying outstanding time-based RSU awards and 837,370 shares of common stock underlying outstanding performance-based RSU awards, assuming a maximum payout of 200% of the target number of performance-based awards after the end of the applicable performance period, in each case including dividend equivalents credited. Because there is no exercise price associated with RSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b). Dividend equivalents are paid in shares of common stock at the time, and only to the extent, that the related RSU awards vest.

(2)	On June 4, 2009, the company’s shareholders adopted and approved our 2009 Stock Incentive Plan (the “2009 Plan”), which provides for grants of stock options, stock appreciation rights, restricted stock, RSUs and incentive bonuses, and on June 12, 2014, the company’s shareholders re-approved the material terms of the 2009 Plan. Amounts reported relate to the 2009 Plan.

(3)	The company does not have any awards outstanding or shares remaining available for grant under equity compensation plans not approved by its shareholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, director nominees, executive officers and certain significant shareholders own?

The following table sets forth information regarding the beneficial ownership of the 34,680,928 shares of our common stock outstanding as of April 1, 2017, except as otherwise indicated below, by each person who is known to us, based upon filings with the SEC, to beneficially own more than 5% of our common stock, as well as by each director, each director nominee, each NEO and all directors and executive officers as a group. Except as otherwise indicated below and subject to the interests of spouses of the named beneficial owners, each named beneficial owner has sole voting and sole investment power with respect to the stock listed. None of the shares reported are currently pledged as security for any outstanding loan or indebtedness. If a shareholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of April 1, 2017, pursuant to SEC rules, we treat the common stock underlying those securities as beneficially owned by that shareholder, and as outstanding shares when we calculate that shareholder’s percentage ownership of our common stock. However, pursuant to SEC rules, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other shareholder.

	Common Stock
Name	Shares	Percent of Class
Directors and Director Nominees:
Jeffrey K. Belk	15,112	*
Joan H. Gillman	—	—
S. Douglas Hutcheson(1)	6,843	*
John A. Kritzmacher	8,462	*
John D. Markley, Jr.	—	—
William J. Merritt(2)	206,939	*
Kai O. Öistämö	7,916	*
Jean F. Rankin	16,036	*
Robert S. Roath(3)	13,397	*
Philip P. Trahanas(4)	4,472	*
Named Executive Officers:
Richard J. Brezski(5)	51,979	*
Scott A. McQuilkin(6)	118,825	*
James J. Nolan(7)	93,254	*
Lawrence F. Shay(8)	101,577	*
All directors and executive officers as a group (15 persons)(9)	673,463	1.9%
Greater Than 5% Shareholders:
BlackRock, Inc.(10)	3,603,066	10.5%
55 East 52nd Street New York, New York 10055
The Vanguard Group(11)	2,735,394	8.0%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

*	Represents less than 1% of our outstanding common stock.

(1)	Includes 2,696 shares of common stock that have vested but have been deferred by Mr. Hutcheson.

(2)	Includes 85,117 shares of common stock that Mr. Merritt has the right to acquire through the exercise of stock options within 60 days of April 1, 2017 and 3,177 whole shares of common stock beneficially owned by Mr. Merritt through participation in the 401(k) Plan.

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(3)	Includes 3,301 shares of common stock that have vested but have been deferred by Mr. Trahanas.

(4)	Includes 13,397 shares of common stock that have vested but have been deferred by Mr. Roath.

(5)	Includes 35,468 shares of common stock that Mr. Brezski has the right to acquire through the exercise of stock options within 60 days of April 1, 2017 and 1,740 whole shares of common stock beneficially owned by Mr. Brezski through participation in the 401(k) Plan.

(6)	Includes 51,791 shares of common stock that Mr. McQuilkin has the right to acquire through the exercise of stock options within 60 days of April 1, 2017.

(7)	Includes 33,820 shares of common stock that Mr. Nolan has the right to acquire through the exercise of stock options within 60 days of April 1, 2017 and 3,159 whole shares of common stock beneficially owned by Mr. Nolan through participation in the 401(k) Plan.

(8)	Includes 55,472 shares of common stock that Mr. Shay has the right to acquire through the exercise of stock options within 60 days of April 1, 2017 and 3,211 whole shares of common stock beneficially owned by Mr. Shay through participation in the 401(k) Plan.

(9)	Includes: 276,329 shares of common stock that all directors and executive officers as a group have the right to acquire through the exercise of stock options within 60 days of April 1, 2017; 19,394 shares of common stock that have vested but have been deferred by all directors and executive officers as a group; and 11,287 whole shares of common stock beneficially owned by all directors and executive officers as a group through participation in the 401(k) Plan.

(10)	As of February 28, 2017, based on information contained in the Schedule 13G/A filed on March 9, 2017 by BlackRock, Inc. With respect to the shares beneficially owned, BlackRock, Inc. reported that it has sole voting power with respect to 3,522,778 shares and sole dispositive power with respect to 3,603,066 shares.

(11)	As of December 31, 2016, based on information contained in the Schedule 13G/A filed on February 10, 2017 by The Vanguard Group. With respect to the shares beneficially owned, the Vanguard Group reported that it has sole voting power with respect to 69,001 shares, shared voting power with respect to 4,149 shares, sole dispositive power with respect to 2,664,228 shares and shared dispositive power with respect to 71,166 shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company has a written statement of policy with respect to related person transactions that is administered by the Audit Committee. Under the policy, a “Related Person Transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the company (including any of its subsidiaries) and a related person, in which the related person had, has or will have a direct or indirect interest. A “Related Person” includes any of our executive officers, directors or director nominees, any shareholder owning in excess of 5% of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Related Person Transactions do not include certain transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder along with all other shareholders, transactions involving competitive bids or transactions involving certain bank-related services.

Pursuant to the policy, a Related Person Transaction may be consummated or may continue only if:

•	The Audit Committee approves or ratifies the transaction in accordance with the terms of the policy; or

•	The chair of the Audit Committee, pursuant to authority delegated to the chair by the Audit Committee, pre-approves or ratifies the transaction and the amount involved in the transaction is less than $100,000, provided that, for the Related Person Transaction to continue, it must be approved by the Audit Committee at its next regularly scheduled meeting.

It is the company’s policy to enter into or ratify Related Person Transactions only when the Audit Committee determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the company, including but not limited to situations where the company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or where the company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In determining whether to approve or ratify a Related Person Transaction, the committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

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OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

During 2016, did all directors and officers timely file all reports required by Section 16(a)?

Based upon a review of filings with the SEC furnished to us and written representations that no other reports were required, we believe that during and with respect to 2016 all of our directors and officers timely filed all reports required by Section 16(a) of the Exchange Act except for Mr. Nolan. On February 13, 2017, Mr. Nolan filed a Form 5 to report 24 purchases of the company’s common stock, totaling 3,206.4877 shares, that were not previously timely reported on Form 4. The purchases reported occurred between February 2011 and October 2016 and were executed automatically pursuant to a dividend reinvestment feature in Mr. Nolan’s personal brokerage account, which holds a portion of his shares of InterDigital common stock. Mr. Nolan activated the dividend reinvestment feature upon opening the brokerage account in September 1997, many years prior to the initiation of the company’s regular dividend in first quarter 2011. Four of the share purchases reported were “matching” transactions under Section 16(b) of the Exchange Act with the sale by Mr. Nolan of 1,122.3124 shares of the company’s common stock on December 11, 2012. As of the date of the Form 5, Mr. Nolan had made the company aware of such profit and has disgorged to the company such profit upon settlement of the sale.

Shareholder Proposals

How may shareholders make proposals or director nominations for the 2018 annual meeting?

Shareholders interested in submitting a proposal for inclusion in our proxy statement for the 2018 annual meeting may do so by submitting the proposal in writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. To be eligible for inclusion in our proxy statement for the 2018 annual meeting, shareholder proposals must be received no later than December 29, 2017, and they must comply with all applicable SEC requirements. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board and shareholder proposals that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an annual meeting. Shareholder proposals and nominations may not be brought before the 2018 annual meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and we receive the shareholder’s submission no earlier than March 16, 2018, and no later than April 15, 2018. However, if the date of our 2018 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2017 annual meeting, the submission and the required information must be received by us no earlier than the 90th day prior to the 2018 annual meeting and no later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which we first publicly announce the date of the 2018 annual meeting. Proposals or nominations that do not comply with the advance notice requirements in our bylaws will not be entertained at the 2018 annual meeting. A copy of the bylaws may be obtained on our website at http://ir.interdigital.com under the IR menu heading “Corporate Governance,” or by writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in

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their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Our directors, officers or regular employees may supplement solicitation of proxies by mail through the use of one or more of the following methods: telephone, email, telegram, facsimile or personal solicitation. No additional compensation will be paid for such services. For 2017, we have also engaged Alliance Advisors, LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an anticipated fee of not more than $10,000.

What is “householding” of proxy materials, and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate Notice or annual report and proxy statement, please notify us by calling (302) 281-3600 or by sending a written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727, and we will promptly deliver a separate copy of our Notice or annual report and proxy statement, as applicable. If you hold your shares in street name and are receiving multiple copies of the Notice or annual report and proxy statement and wish to receive only one, please notify your broker.

Annual Report on Form 10-K

How can I receive the annual report?

We will provide to any shareholder without charge a copy of our 2016 annual report on Form 10-K upon written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. Our 2016 annual report and this proxy statement are also available online at http://ir.interdigital.com/FinancialDocs.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the annual meeting for action by shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

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APPENDIX A

INTERDIGITAL, INC.

2017 EQUITY INCENTIVE PLAN

(subject to, and effective as of, approval at the 2017 annual meeting of shareholders)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Incentive Cash Bonuses, and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board will be the Administrator.

(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, awarded under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Cash Bonuses, or other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such

A-1	Proxy Statement

change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities that own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets that occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(1) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or

(2) a transfer of assets by the Company to:

a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,

b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

c) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or

d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).

For purposes of this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Proxy Statement	A-2

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means InterDigital, Inc., a Pennsylvania corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents will not be paid unless and until the portions of the Awards representing the Shares with respect to which such dividends were credited have vested.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

A-3	Proxy Statement

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) or (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the per Share exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently in the jurisdiction for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Full Value Award” means any Award that results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.

(x) “GAAP” means U.S. generally accepted accounting principles.

(y) “Incentive Cash Bonus” means an opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Administrator, granted pursuant to Section 12. Each Incentive Cash Bonus represents an unfunded and unsecured obligation of the Company.

(z) “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means a stock option granted pursuant to the Plan.

(dd) “Outside Director” means a Director who is not an Employee.

Proxy Statement	A-4

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Participant” means the holder of an outstanding Award.

(gg) “Performance Goals” will have the meaning set forth in Section 13 of the Plan.

(hh) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ii) “Performance Share” means an Award denominated in Shares that may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(jj) “Performance Unit” means an Award that may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and that may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(kk) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ll) “Plan” means this 2017 Equity Incentive Plan.

(mm) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(nn) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp) “Section 16(b)” means Section 16(b) of the Exchange Act.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Section 409A” means Section 409A of the Code.

(ss) “Service Provider” means an Employee, Director or Consultant.

(tt) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(uu) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(vv) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

A-5	Proxy Statement

(ww) “Trading Day” means a day on which the primary stock exchange or national market system on which the Common Stock trades is open for trading.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 2,400,000 Shares, plus (ii) any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) that, on or after the date this Plan is approved by the Company’s shareholders, expire or otherwise terminate without having been exercised in full, or that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan as a result of clause (ii) equal to 1,460,461. For clarity, Shares used to pay the exercise price of an award granted under the 2009 Plan or to satisfy the tax withholding obligations related to an award granted under the 2009 Plan will not be added to the Plan pursuant to clause (ii) of the previous sentence. The Shares that may be issued under the Plan may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan.

(c) Incentive Stock Options. Subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the sum of the aggregate Share number stated in Section 3(a) and, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(e) Adjustment. The numbers provided in Sections 3(a) and 3(b) will be adjusted as a result of changes in capitalization and any other adjustments under Section 16(a).

(f) Substitute Awards. If the Administrator grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.

Proxy Statement	A-6

(ii) Section 162(m). Unless an Award is granted and administered solely by a Committee of two or more “outside directors” within the meaning of Code Section 162(m), it will not qualify as “performance-based compensation” within the meaning of Code Section 162(m).

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries who are not Officers, provided that the delegation must specify any limitations on the authority required by Applicable Laws, including the maximum number or value of Shares that may be subject to the Awards granted by such officer(s). Such delegation may be revoked at any time by the Board or Committee. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee consisting solely of Directors, unless the resolutions delegating the authority permit the officer(s) to use a different form of Award Agreement approved by the Board or a Committee consisting solely of Directors.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by or the value of each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan (provided that all forms of Award Agreement must be approved by the Board or the Committee of Directors acting as the Administrator);

(v) to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine whether Awards will be adjusted for Dividend Equivalents;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Sections 4(d) and 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to the applicable limits in Section 7(b) of the Plan);

(x) to waive any terms, conditions or restrictions;

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(xi) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 17 of the Plan;

(xii) to delegate ministerial duties to any of the Company’s employees;

(xiii) to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective;

(xiv) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

(d) No Exchange Program. The Administrator may not implement an Exchange Program.

5. Award Limitations.

(a) Annual Awards for Employees and Consultants. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company’s Covered Employees, then, subject to Section 16, the limits specified below shall be applicable to Awards issued under the Plan:

(i) Limits on Options. No Employee or Consultant shall receive Options during any Fiscal Year with respect to more than 300,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Options with respect to an additional 300,000 Shares.

(ii) Limits on Stock Appreciation Rights. No Employee or Consultant shall receive Stock Appreciation Rights during any Fiscal Year with respect to more than 300,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Stock Appreciation Rights with respect to an additional 300,000 Shares.

(iii) Limits on Restricted Stock. No Employee or Consultant shall receive Awards of Restricted Stock during any Fiscal Year with respect to more than 300,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Awards of Restricted Stock with respect to an additional 300,000 Shares.

(iv) Limits on Restricted Stock Units. No Employee or Consultant shall receive Awards of Restricted Stock Units during any Fiscal Year with respect to more than 300,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Awards of Restricted Stock Units with respect to an additional 300,000 Shares.

(v) Limits on Performance Shares. No Employee or Consultant shall receive Awards of Performance Shares during any Fiscal Year with respect to more than 300,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Awards of Performance Shares with respect to an additional 300,000 Shares.

(vi) Limits on Performance Units. No Employee or Consultant shall receive Awards of Performance Units with an aggregate initial value of greater than $3,000,000; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted additional Awards of Performance Units with an aggregate initial value of $3,000,000.

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(vii) Limits on Incentive Cash Bonuses. No Employee or Consultant shall receive Incentive Cash Bonuses with an aggregate value of greater than $3,000,000; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted additional Incentive Cash Bonuses with an aggregate initial value of $3,000,000.

(b) Outside Director Limits. No Outside Director may, in any Fiscal Year, be paid cash compensation and granted Awards with an aggregate value (determined under GAAP with respect to Awards) greater than $1,000,000, except that such limit will be increased to $2,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purpose of this limitation.

6. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Cash Bonuses, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

7. Stock Options.

(a) Annual $100,000 Limit on Incentive Stock Options. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed 10 years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be 5 years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

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(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value (as determined in good faith by the Administrator) on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

Each Award Agreement will specify the applicable post-termination exercise period following termination as a Service Provider.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however that such dividends and distributions will be subject to the same restrictions on transferability and forfeitability (as applicable) as the Shares of Restricted Stock with respect to which they were paid, and the Company will hold such dividends and distributions until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b).

9. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), will be left to the discretion of the Administrator.

(c) Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued status as a Service Provider), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

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(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the per Share exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(c) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the per Share exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof.

(e) Payment of Stock Appreciation Right Amount. A Stock Appreciation Right may not be exercised for a fraction of a Share. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the per Share exercise price; multiplied by

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until any such Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to a Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) any such Shares promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

11. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

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(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued status as a Service Provider), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made at the time(s) specified in the Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12. Incentive Cash Bonuses.

(a) Grant of Incentive Cash Bonuses. Subject to the terms of the Plan, Incentive Cash Bonuses may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b) Terms of Incentive Cash Bonuses. The Administrator, in its sole discretion, will determine the terms and conditions of each Incentive Cash Bonus, including (i) the target and maximum amount payable to a Participant as an Incentive Cash Bonus, (ii) the performance objectives and level of achievement versus these objectives that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Cash Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. The Administrator may set performance objectives based upon the achievement of Company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued status as a Service Provider), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Incentive Cash Bonuses. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

(d) Form and Timing of Payment. Payment of any earned Incentive Cash Bonus will be made in cash as soon as practicable after the date(s) determined by the Administrator.

(e) Cancellation. On the date determined by the Administrator, all unearned Incentive Cash Bonuses will be forfeited to the Company.

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(f) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Cash Bonus on account of either financial performance or personal performance evaluations may, to the extent determined by the Administrator, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

13. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Cash Bonuses, and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price; revenue; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income or net income per Share, diluted or basic; net profit; operating cash flow; operating expenses; total earnings; earnings per share; diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before or after interest and taxes; earnings before or after taxes; earnings before or after interest, taxes, depreciation, amortization, and/or extraordinary or special items; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; interest expense after taxes; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; cash flow return on investment (discounted or otherwise); return on sales; net or gross sales; market share; economic value added or created; cost of capital; cash flow in excess of cost of capital; change in assets; free cash flow; average cash balance or cash position; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; total shareholder return; and strategic business criteria, consisting of one or more objectives based on meeting specified product development, strategic partnering, licensing, research and development, market penetration, geographic business expansion, cost target, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology goals, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, or joint ventures. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to shareholder return metrics, of a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and that is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

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(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first 25% of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will take action to (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and maximum amounts of such Awards, as applicable, that may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14. Leaves of Absence/Transfer Between Locations. All Awards granted under the Plan may be subject to any leave of absence policy that the Administrator may adopt prior to the grant of such Awards. The Company may condition approval of any such leave on a Participant agreeing to the terms of such leave of absence policy. In the absence of such a policy, unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence that is longer than one (1) year. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent, Subsidiary, or Affiliate of the Company employing the Employee or (ii) transfers between locations of the Company or among the Company or any Parent, Subsidiary, or Affiliate of the Company. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Transferability of Awards.

(a) General. Except to the limited extent provided in Section 15(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

(b) Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with the instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Laws. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions of the Plan and the applicable Award Agreement. If an Award is unvested, then the Participant’s status as a Service Provider will continue to determine whether the Award will vest and when the Award will expire.

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16. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 5(a) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. Except as set forth in this Section 16(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. In taking any of the actions permitted under this Section 16(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this Section 16(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

For the purposes of this Section 16(c), an Award will be considered assumed if the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained

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upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the merger or Change in Control. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the merger or Change in Control. If, as of the date of the occurrence of the merger or Change in Control, the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.

Notwithstanding anything in Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

The Administrator will have authority to modify Awards in connection with a merger or Change in Control: (i) in a manner that causes the Awards to lose their tax-preferred status; (ii) to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the merger or Change in Control, the Option may only be exercised only to the extent it is vested; (iii) to reduce the per Share exercise price of an Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the merger or Change in Control is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and (iv) to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the merger or Change in Control without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the merger or Change in Control.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares that would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units, Performance Shares, and Incentive Cash Bonuses, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.

17. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s employment tax obligations) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through

A-17	Proxy Statement

a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

18. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under the Company’s current Clawback Policy effective December 5, 2014 and any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 18(a) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary, Parent, or Affiliate of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

19. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent, Subsidiary, or Affiliate of the Company, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20. Grant Date. The grant date of an Award will be, for all purposes, the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the grant will be provided to each Participant within a reasonable time after the date of such grant.

21. Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective upon approval by the shareholders of the Company following its adoption by the Board. It will continue in effect until terminated under Section 22, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.

Proxy Statement	A-18

22. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Consent of Participants Generally Required. Subject to Section 22(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards awarded under the Plan prior to such termination.

(d) Exceptions to Consent Requirement.

(i) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and

(ii) Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:

(1) in a manner specified by the Plan,

(2) to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(3) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(4) to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), or

(5) to comply with other Applicable Laws.

23. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and may be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the

A-19	Proxy Statement

Shares subject to such Award are scheduled to vest, then the Award will be cancelled on such date and the Shares subject to such Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

24. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

25. Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Proxy Statement	A-20

APPENDIX B

Calculation of Normalized Cash Flow for 2016 STIP Goal

	For the Year Ended 12/31/16 ($, in thousands)
GOAL—Normalized Cash Flow
Total Cash Receipts	$719,939
Adjustment to normalize cash inflow (1)	$(17,505)

Normalized Cash Receipts		$702,434
Total Operating Expenses	$228,548
Less Defined Non-Cash Expenses (2)
Depreciation and amortization	$(52,753)
Other share-based compensation	$(1,899)
Add Capital Expenditures
Purchases of property and equipment	$5,882
Capitalized patent costs	$32,658
Less Additional Items (3)
Performance-based compensation	$(41,175)
Intellectual property enforcement and non-patent litigation	$(16,546)
Severance	$(2,209)
Net loss attributable to noncontrolling interest	$(3,521)

Normalized Expenses		$148,985

Normalized Cash Flow—Actual		$553,449

Normalized Cash Flow—Goal		$400,000
Total Achievement STIP Goal (4)		270%

(1)	As discussed in “Compensation Discussion and Analysis,” we normalize the cash inflow under our license agreements to treat all licensing revenue as if it were negotiated as royalty bearing over the life of the agreement.

(2)	Defined non-cash expenses include depreciation, patent amortization, and other share-based compensation (i.e. share-based awards other than those granted to employees under the LTCP).

(3)	As discussed in “Compensation Discussion and Analysis,” we also exclude certain items that (a) make the calculation iterative (e.g., performance-based compensation) or (b) are non-operational (e.g., intellectual property enforcement costs) or non-recurring (e.g., severance) in nature.

(4)	As discussed in “Compensation Discussion and Analysis,” goal achievement is calculated using straight-line interpolation between the target achievement level (which was between $300 million and $400 million of normalized cash flow) and the superior achievement level ($490 million of normalized cash flow), with a maximum potential goal achievement of 200%.

B-1	Proxy Statement

Calculation of Normalized Cash Flow for 2014-2016 LTCP Goal

	For the Three Years Ended 12/31/16 ($, in thousands)
GOAL—Normalized Cash Flow
Total Cash Receipts	$1,688,544
Adjustment to normalize cash inflow (1)	$(93,066)

Normalized Cash Receipts		$1,595,478
Total Operating Expenses	$708,295
Less Defined Non-Cash Expenses (2)
Depreciation and amortization	$(142,792)
Other share-based compensation	$(6,803)
Add Capital Expenditures
Purchases of property and equipment	$16,677
Capitalized patent costs	$94,356
Less Additional ltems (3)
Performance-based compensation	$(109,572)
Intellectual property enforcement and non-patent litigation	$(101,475)
Severance	$(4,060)
Net loss attributable to noncontrolling interest	$(9,274)

Normalized Expenses		$445,352

Normalized Cash Flow—Actual		$1,150,126

Normalized Cash Flow— Goal		$700,000

Total Achievement 2014-2016 LTCP Goal (4)		164%

(1)	As discussed in “Compensation Discussion and Analysis,” we normalize the cash inflow under our license agreements to treat all licensing revenue as if it were negotiated as royalty bearing over the life of the agreement.

(2)	Defined non-cash expenses include depreciation, patent amortization, and other share-based compensation (i.e. share-based awards other than those granted to employees under the LTCP).

(3)	As discussed in “Compensation Discussion and Analysis,” we also exclude certain items that (a) make the calculation iterative (e.g., performance-based compensation) or (b) are non-operational (e.g., intellectual property enforcement costs) or non-recurring (e.g., severance) in nature.

(4)	As discussed in “Compensation Discussion and Analysis,” for performance-based RSUs, 100% achievement of the associated performance goal results in a full vesting of the associated RSUs. With respect to the performance-based RSUs granted for the 2014-2016 LTCP cycle, for each 1% change above or below 100% achievement, the actual award amount was adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target.

Proxy Statement	B-2

INTERDIGITAL, INC. 200 BELLEVUE PARKWAY, SUITE 300 WILMINGTON, DE 19809-3727

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, June 13, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to IDCC.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, June 13, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23038-TBD             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERDIGITAL, INC.
The Board of Directors recommends you vote FOR the election of each of the following nominees:
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Jeffrey K. Belk	☐	☐	☐

	1b. Joan H. Gillman	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

	1c. S. Douglas Hutcheson	☐	☐	☐	2.	Adoption and approval of InterDigital, Inc. 2017 Equity Incentive Plan.	☐	☐	☐

	1d. John A. Kritzmacher	☐	☐	☐	3.	Advisory resolution to approve executive compensation.	☐	☐	☐

	1e. John D. Markley, Jr.	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on proposal 4:	1 Year	2 Years	3 Years	Abstain

	1f. William J. Merritt	☐	☐	☐	4.	Advisory vote on frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

	1g. Kai O. Öistämö	☐	☐	☐	The Board of Directors recommends you vote FOR proposal 5:		For	Against	Abstain

	1h. Jean F. Rankin	☐	☐	☐	5.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2017.	☐	☐	☐
	1i. Philip P. Trahanas	☐	☐	☐

For address changes/comments, mark here. (see reverse side for instructions)				☐	NOTE: THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2017 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT AND THE 2016 ANNUAL REPORT.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners)		Date

V.1.1

INTERDIGITAL, INC.

2017 Annual Meeting of Shareholders

June 14, 2017

11:00 A.M. Eastern Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

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E23039-TBD

INTERDIGITAL, INC.

2017 Annual Meeting of Shareholders

To Be Held June 14, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of InterDigital, Inc., a Pennsylvania corporation, revoking all previous proxies, hereby appoints Richard J. Brezski and Jannie K. Lau, and each of them acting individually, with full power of substitution, as the proxies of the undersigned to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof, and to vote in accordance with the recommendations of the Board of Directors on all matters as to which a choice is not specified by the undersigned shareholders, all shares that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital, Inc. to be held on Wednesday, June 14, 2017, at 11:00 A.M. Eastern Time via the Internet at IDCC.onlineshareholdermeeting.com, and at any adjournment or postponement thereof.

Record holders who attend the virtual annual meeting may vote via the Internet during the meeting; such vote will supersede this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1